   As filed with the Securities and Exchange Commission on January 15, 2002

                                                     Registration No. 333-69704
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               -----------------

                              AMENDMENT NO. 3 to

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               -----------------
                     ChipPAC International Company Limited
                                 ChipPAC, Inc.
        ChipPAC Liquidity Management Hungary Limited Liability Company
                          ChipPAC Luxembourg S.a.R.L.
                          ChipPAC Korea Company Ltd.
                                ChipPAC Limited
                            ChipPAC (Barbados) Ltd.
                          ChipPAC Malaysia Sdn. Bhd.
            (Exact Name of Registrant as Specified in Its Charter)

                    British Virgin Islands                                   66-0573152
                           Delaware                                          77-0463048
                           Hungary                                           98-0209814
                          Luxembourg                                         98-0209817
                      Republic of Korea                                      98-0209695
                    British Virgin Islands                                   98-0209699
                           Barbados                                          98-0209821
                           Malaysia                                          98-0361633
(State or Other Jurisdiction of Incorporation or Organization) (I.R.S. Employer Identification Number)

                  47400 Kato Road, Fremont, California 94538
                                (510) 979-8000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                               Dennis P. McKenna
                      President & Chief Executive Officer
                                 ChipPAC, Inc.
                  47400 Kato Road, Fremont, California 94538
                                (510) 979-8000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                                   Copy to:
                            Eva Herbst Davis, Esq.
                               Kirkland & Ellis
                           777 South Figueroa Street
                         Los Angeles, California 90017
                                (213) 680-8400
                               -----------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               -----------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                Proposed Maximum Proposed Maximum  Amount of
                                                   Amount to Be  Offering Price     Aggregate     Registration
Title of Each Class of Securities to Be Registered  Registered      Per Unit      Offering Price      Fee
--------------------------------------------------------------------------------------------------------------
    12 3/4% Senior Subordinated Notes due 2009.... $15,000,000        100%         $15,000,000     $3,750(1)
    Guarantees....................................     --               --             --                 (2)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1)Fee was paid with previous filing of the Registration Statement.
(2)Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable.
                               -----------------
   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus not complete and may be changed. These securities may not be sold until the registration statement is filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.



                 Subject to completion dated January 15, 2002.


                             [LOGO] ChipPac (Logo)

            $15,000,000 12 3/4% Senior Subordinated Notes Due 2009

         Unconditionally guaranteed on a senior subordinated basis by

                                 ChipPAC, Inc.

        ChipPAC Liquidity Management Hungary Limited Liability Company

                          ChipPAC Luxembourg S.a.R.L.

                          ChipPAC Korea Company Ltd.

                                ChipPAC Limited

                            ChipPAC (Barbados) Ltd.
                          ChipPAC Malaysia Sdn. Bhd.

   This prospectus covers $15,000,000 aggregate principal amount of our 12 3/4% senior subordinated notes due 2009 which we issued on June 22, 2001 in a private placement and which may be offered and sold from time to time by the selling security holder, CVC Capital Funding, LLC. We will receive no part of the proceeds of the sales of the securities in this offering.


   We will pay interest on the notes on each August and February 1. We may redeem the notes on and after August 1, 2004. There is no sinking fund for the notes. The notes are subordinated in right of payment to all existing and future senior indebtedness of ChipPAC, of which there was $147.0 million outstanding as of September 30, 2001.


   The notes are eligible for trading in The PORTAL Market, a subsidiary of The Nasdaq Stock Market, Inc.


   Investing in the notes involves risks. See "Risk Factors" beginning on page
3.


                 The date of this prospectus is       , 2001.

                               TABLE OF CONTENTS


                                                                    Page
                                                                    ----
        ABOUT THIS PROSPECTUS......................................   1

        OUR COMPANY................................................   1

        RECENT DEVELOPMENTS........................................   2

        RISK FACTORS...............................................   3

        FORWARD-LOOKING STATEMENTS.................................  14

        RATIO OF EARNINGS TO FIXED CHARGES.........................  15

        USE OF PROCEEDS............................................  15

        SELLING SECURITY HOLDER....................................  16

        PLAN OF DISTRIBUTION.......................................  17

        DESCRIPTION OF NOTES.......................................  19

        LEGAL MATTERS..............................................  61

        EXPERTS....................................................  61

        INCORPORATION BY REFERENCE.................................  62

        WHERE YOU CAN FIND MORE INFORMATION........................  62

                             ABOUT THIS PROSPECTUS

   This prospectus is a part of the registration statement that we filed with the Securities and Exchange Commission, or SEC. The selling security holders named in this prospectus may from time to time sell the securities described in this prospectus. You should read this prospectus together with additional information described below under the next headings "Where You Can Find More Information" and "Incorporation by Reference."

   You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. In this prospectus, the "company," "ChipPAC," "we," "us" and "our" refer to ChipPAC, Inc. Our principal executive offices are located at 47400 Kato Road, Fremont, California, 94538, and our telephone number is (510) 979-8000.

                                  OUR COMPANY

   ChipPAC is one of the world's largest providers of semiconductor packaging, test, and distribution services. We offer a full portfolio of leaded integrated circuit, or IC, laminate and power packaging to leading semiconductor companies that service the computing, communications and multi-application end markets. We are a leader in providing high end packaging solutions, including ball grid array packages, or BGA packages, the most advanced type of mass produced package. We are the largest semiconductor packaging and test service provider in mainland China. As consumers demand smaller form factors with more functionality, there is a greater requirement for power regulation and generation, which should drive demand for our power devices. We also provide advanced packaging products that address the needs of semiconductors used in wireless communications applications, including flip-chip, chip-scale and stacked die technologies.

   Outsourcing of packaging and test services to independent packagers like ChipPAC continues to expand due to several factors, including time-to-market pressures, cost reduction, resource allocation, equipment utilization, the increased technological complexity of packaging, and the growth of fabless semiconductor manufacturers. Historically, outsourced semiconductor manufacturing services have grown faster than the semiconductor market. According to Electronic Trend Publications, outsourcing for high-end package solutions such as BGA and chip-scale packages or CSP, is forecasted to grow at a compounded annual rate of 38.8% from 2000 to 2005.


   Our headquarters are located in Fremont, California and our manufacturing facilities are strategically located in South Korea, China and Malaysia to address the needs of our customers. We also have design centers in Arizona and South Korea to provide 24-hour support to our customers.

                              RECENT DEVELOPMENTS



   We expect revenue of approximately $76.5 million for the three months ended December 31, 2001, which represents an increase from our revenue of $74.6 million for the three months ended September 30, 2001. We expect to report an adjusted net loss for the three months ended December 31, 2001 of $(0.22) per share, as compared to an actual loss of $(0.24) per share for the three months ended September 30, 2001. The loss for the three months ended December 31, 2001 excludes previously announced planned restructuring, one-time charges, and an asset write down. We expect the one-time charges and restructuring charges to be approximately $3.0 million and the asset write down to be in the range of $30.0-$35.0 million.



   The weakness in demand for packaging and test services as a result of the current downturn in the semiconductor industry has and is expected to continue to adversely affect our cash flow from operations. We believe that our existing cash balances, cash flows from operations, available equipment lease financing and available borrowings under our senior credit facilities provide sufficient cash resources to meet our projected operating and other cash requirements for the next twelve months. We have signed an amendment to our senior credit facilities pursuant to which, among other things, our senior lenders waived compliance with our financial covenants until December 31, 2002 and replaced those covenants with new covenants that apply for the year ended December 31, 2002 which better reflect current conditions in the semiconductor industry. However, the amendment stipulates that we raise at least $20.0 million of net proceeds of permitted junior capital and prepay the outstanding senior credit facilities on or prior to March 1, 2002 in an aggregate principal amount equal to the greater of (i) $20.0 million and (ii) 50% of those net proceeds. If we do not complete an offering and repayment on or prior to March 1, 2002, the waiver expires on that date and we believe we would be in violation of the covenants regarding the minimum interest coverage ratio we must maintain and the maximum leverage ratio and the maximum senior leverage ratio we are permitted. If the transaction providing us with the net proceeds is a registered offering of securities and if the SEC reviews that offering, then we have until March 31, 2002 to apply those net proceeds and obtain the benefits of the waiver by our senior lenders. Should we fail to meet the requirements of the waiver by the expiration date, we expect to enter into negotiations with our senior lenders. We cannot assure that we will be able to raise the net proceeds on or prior to March 1, 2002 (or March 31, 2002 in the event of an SEC review) or, if we do not raise these proceeds, that we will be in compliance with the existing covenants. Failure to comply with any of our existing covenants would constitute a default under the senior credit facilities. A default could cause a cross default under the indenture governing these notes, which in turn could cause a substantial majority of our aggregate indebtedness to become due and payable immediately. An event of default under any debt instrument, if not cured or waived, could have a material adverse effect on us. We may require capital sooner than currently expected. We cannot assure you that additional financing will be available when we need it or, if available, that it will be available on satisfactory terms. In addition, the terms of our senior credit facilities and these notes significantly reduce our ability to incur additional debt. Failure to obtain any required additional financing could have a material adverse effect on our company. See "If we have not raised at least $20.0 million of net proceeds from the issuance of permitted junior capital and pre-paid the outstanding senior credit facilities with at least this amount, we will be in violation of our existing senior credit facilities" and "The senior revolving credit facility and the indenture governing the notes impose limitations on how we conduct our business; as a result, we may not be able to pursue strategies that could be in the best interest of holders of the notes" on pages 3, 4 and 5 of "Risk Factors."



   The amendment to our senior credit facilities defines permitted junior capital as (1) our capital stock or (2) subordinated, unsecured indebtedness. However, permitted junior capital cannot require any scheduled payment of principal or return of capital prior to the maturity date of our 8% convertible subordinated notes due 2011. Furthermore, in the case of indebtedness, the subordination provisions and other non-pricing terms and conditions of the indebtedness that is to qualify as permitted junior capital can be no less favorable to us, our subsidiaries and our lenders under the senior credit facilities than the analogous provisions of the notes we are offering through this prospectus.

                                 RISK FACTORS

   You should carefully consider the following factors in addition to the other information set forth in this document in analyzing an investment in ChipPAC. We believe that the risks and uncertainties described below are the current material risks facing us. If any of the following risks actually occur, our business, financial condition or results of operations will likely suffer. In that case, the trading price of our publicly traded stock or notes could fall, and you may lose all or part of the money you invested.

If we have not raised at least $20.0 million of net proceeds from the issuance of permitted junior capital and prepaid the outstanding senior credit facilities with at least this amount, we will be in violation of our existing senior credit facilities.




   The weakness in demand for packaging and test services as a result of the current downturn in the semiconductor industry has and is expected to continue to adversely affect our cash flow from operations. We believe that our existing cash balances, cash flows from operations, available equipment lease financing and available borrowings under our senior credit facilities provide sufficient cash resources to meet our projected operating and other cash requirements for the next twelve months. We have signed an amendment to our senior credit facilities pursuant to which, among other things, our senior lenders waived compliance with our financial covenants until December 31, 2002 and replaced those covenants with new covenants that apply for the year ended December 31, 2002 which better reflect current conditions in the semiconductor industry. However, the amendment stipulates that we raise at least $20.0 million of net proceeds of permitted junior capital and prepay the outstanding senior credit facilities on or prior to March 1, 2002 in an aggregate principal amount equal to the greater of (i) $20.0 million and (ii) 50% of those net proceeds. If we do not complete an offering and repayment on or prior to March 1, 2002, the waiver expires on that date and we believe we would be in violation of the covenants regarding the minimum interest coverage ratio we must maintain and the maximum leverage ratio and the maximum senior leverage ratio we are permitted. If the transaction providing us with the net proceeds is a registered offering of securities and if the SEC reviews that offering, then we have until March 31, 2002 to apply those net proceeds and obtain the benefits of the waiver by our senior lenders. Should we fail to meet the requirements of the waiver by the expiration date, we expect to enter into negotiations with our senior lenders. We cannot assure that we will be able to raise the net proceeds on or prior to March 1, 2002 (or March 31, 2002 in the event of an SEC review) or, if we do not raise these proceeds, that we will be in compliance with the existing covenants. Failure to comply with any of our existing covenants would constitute a default under the senior credit facilities. A default could cause a cross default under the indenture governing these notes, which in turn could cause a substantial majority of our aggregate indebtedness to become due and payable immediately. An event of default under any debt instrument, if not cured or waived, could have a material adverse effect on us. We may require capital sooner than currently expected. We cannot assure you that additional financing will be available when we need it or, if available, that it will be available on satisfactory terms. In addition, the terms of our senior credit facilities and these notes significantly reduce our ability to incur additional debt. Failure to obtain any required additional financing could have a material adverse effect on our company.

                             Risks to Noteholders

Our substantial indebtedness could adversely affect our financial health, make us vulnerable to adverse economic and industry conditions and prevent us from fulfilling our obligations under our outstanding, publicly-traded notes.


   As of September 30, 2001, our total indebtedness was $362.0 million, including $165.0 million aggregate principal amount of the notes (which includes $15.0 million of the notes being offered). Our substantial indebtedness could have important consequences to you. For example, it could:


  . make it more difficult for us to satisfy our obligations relating to the notes;

  . increase our vulnerability to general adverse economic and industry conditions by limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  . require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thus reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

  . place us at a competitive disadvantage relative to our competitors that have less debt; and

  . limit, along with the financial and other restrictive covenants in our indebtedness, our ability to borrow additional funds. Furthermore, failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on our ability to increase our revenues and profitability and meet our growth objectives.

Despite our current levels of indebtedness, we still may be able to incur substantially more debt which could increase the risks created by our substantial indebtedness.


   We may be able to incur substantial additional indebtedness in the future. For example, we have the ability to increase our revolving line of credit by $25.0 million without further consent from our existing lenders. Our senior credit provides for revolving loans up to $50.0 million, including letters of credit. Additionally, the indenture for these notes permits us to incur additional indebtedness if we meet a test measuring our cash flow relative to our required interest payments. This indenture also allows us to incur debt under our senior credit facility. The indenture for our convertible subordinated notes does not limit our ability to incur additional indebtedness. All of the borrowings under our senior credit facility are secured by all of our assets and those of our subsidiaries, except those of our Chinese operating subsidiary. The addition of new debt to our current debt levels could intensify the debt-related risks that we now face that are described above.


   ChipPAC International Company Limited or ChipPAC International will rely on intercompany loans through its direct and indirect subsidiaries to satisfy obligations of its indebtedness; as a result, if these subsidiaries are not able to make payments on these intercompany loans, we may not be able to pay our noteholders interest on the notes when due.

   The only source of cash for ChipPAC International to pay principal and interest on the notes will be through payments of interest and principal on intercompany notes, capital contributions from the parent company or dividends or distributions from ChipPAC International's subsidiaries, which dividends or distributions would be funded through payments on intercompany notes. We will rely principally on funds generated by ChipPAC International's operating subsidiaries to fund payments on the notes and other indebtedness. If these subsidiaries are unable to make payments on their intercompany loans, we may not be able to satisfy obligations under our debt instruments, including payment of interest on the senior revolving credit facility and the notes.

Our ability to pay our obligations under the notes may be reduced because ChipPAC International's Chinese operating subsidiaries, which hold 26.0% of our consolidated assets and generated 17.5% of our consolidated revenues for the nine months ended September 30, 2001, are not guarantors of the notes.


   Our Chinese subsidiaries are not guarantors of the notes. For the nine months ended September 30, 2001, the total revenues for our Chinese subsidiaries were $44.1 million, representing approximately 17.5% of our consolidated revenues. The combined fixed assets for our Chinese subsidiaries at September 30, 2001 were approximately $158.3 million, representing approximately 26.0% of our consolidated assets.




   Claims of creditors of our Chinese operating subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness or guaranties issued by these subsidiaries, will generally have priority on the assets and earnings of these subsidiaries, over the claims of creditors of our company, including holders of our notes, even if the obligations of our Chinese operating subsidiaries do not constitute senior indebtedness. Since the company's Chinese subsidiaries will not guarantee the notes, holders of the notes will have to rely solely on dividends or distributions from the company's Korean, Malaysian and British Virgin Islands subsidiaries to satisfy their respective obligations under the notes should the company's Chinese subsidiaries be unable to make dividends or distributions.


The senior revolving credit facility and the indenture governing the notes impose limitations on how we conduct our business; as a result, we may not be able to pursue strategies that could be in the best interests of holders of the notes.


   The senior revolving credit facility and the indenture governing the notes contain restrictions on us that could increase our vulnerability to general adverse economic and industry conditions by limiting our flexibility in planning for and reacting to changes in our business and industry. Specifically, these restrictions limit our ability to:

  .  incur additional debt;

  .  pay dividends and make other distributions;

  .  prepay subordinated debt;

  .  make investments and other restricted payments;

  .  enter into sale and leaseback transactions;

  .  create liens;

  .  sell assets;

  .  enter into transactions with affiliates; and

  .  consolidate or merge.


   Our senior credit facility contains financial covenants that require us to meet specified financial tests, including, without limitation, a minimum interest coverage ratio, a maximum leverage ratio, a maximum consolidated capital expenditure amount, a minimum fixed charge coverage ratio, a maximum senior leverage ratio and a minimum consolidated adjusted EBITDA amount. As a result of these restrictions, we may not be able to pursue business strategies that could be in the best interests of holders of our notes. In our most recent bank amendment, our senior lenders have waived compliance with the minimum interest coverage ratio, the maximum leverage ratio and the maximum senior leverage ratio from December 31, 2001 to and including December 31, 2002 and replaced those covenants with new covenants that apply for the year ended December 31, 2002 which better reflect current conditions in the semiconductor industry. In a prior bank amendment, our senior lenders have also waived compliance with the minimum fixed charge coverage ratio for the calculation periods ending during the period commencing on and including September 30, 2001 and ending on and including December 31, 2002.

   The covenants waived for 2002 under the most recent bank amendment include:
(1) the minimum interest coverage ratio of 1.6 to 1.0 through March 31, 2002,
1.75 to 1.0 through June 30, 2002 and 1.85 to 1.0 through December 31, 2002;
(2) the maximum leverage ratio of 5.0 to 1.0 through June 30, 2002 and 4.5 to
1.0 through December 31, 2002; and (3) the maximum senior leverage ratio of 2.5 to 1.0 through December 31, 2002. These three covenants were waived under the current amendment and replaced for 2002 with (1) a minimum consolidated adjustable EBITDA amount of $30.0 million, $26.0 million, $32.0 million and $40.0 million for the twelve months ended March 31, June 30, September 30 and December 31, 2002, respectively, and (2) a new maximum capital expenditure amount of $30.0 million. Pursuant to a prior amendment, the minimum fixed charge coverage ratio of 1.05 to 1.0 was waived through December 31,2002.



   At September 30, 2001, we were in compliance with all of these tests, except the minimum fixed charge coverage ratio whose compliance was waived. In addition, at September 30, 2001, our interest coverage ratio was 1.83 to 1.0; our leverage ratio was 4.83 to 1.0; our consolidated capital expenditures were approximately $33.7 million; and our senior leverage ratio was 2.28 to 1.0. While we were not required to maintain consolidated adjusted EBITDA for any periods ending on or prior to December 31, 2001, our consolidated adjusted EBITDA for the twelve months ended September 30, 2001 was $64.5 million.



   If we fail to comply with the restrictions in the senior credit facilities, a default may also occur under the indenture governing these notes and any other financing agreements. This default may allow some creditors, if their respective agreements so provide, to accelerate payments owed on such debt as well as any other indebtedness as to which a cross-acceleration or cross-default provision applies. The creditors who may be entitled to accelerated payments in the event of a default are: (1) the holders of our 12 3/4% senior subordinated notes issued in the aggregate principal amount of $165.0 million (which includes these notes being offered), under an indenture dated July 29, 1999 by and among us, ChipPAC International Company Limited, and Firstar Bank, N.A. as trustee; and (2) the senior credit facility lenders, including Credit Suisse First Boston, New York branch, BankBoston N.A.,
State Street Bank and Trust Company, Balanced High-Yield Fund II Limited, CIBC Inc., First Source Financial LLP, Heller Financial, Inc., The First National Bank of Chicago and IBM Credit Corporation (the "senior facility lenders"), under our senior credit facility, dated as of August 5, 1999 by and among the us, ChipPAC International Company Limited, and Credit Suisse First Boston, New York branch, as the administrative agent, collateral agent and sole lead arranger for the Senior Facility Lenders. As of September 30, 2001, the aggregate principal amount of the senior credit facility was $168.6 million of which approximately $147.0 million was outstanding. In addition, our lenders may be able to terminate any commitments they had made to supply us with further funds. See "Description of Notes."


We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes.

   If the company undergoes a change of control (as defined in the indenture governing the notes) we may need to refinance large amounts of our debt, including the notes and borrowings under the senior revolving credit facility. If a change of control occurs, we must offer to buy back the notes for a price equal to 100.0% of the principal amount of the notes, plus any accrued and unpaid interest. We cannot assure you that there will be sufficient funds available for us to make any required repurchases of the notes upon a change of control. In addition, our senior revolving credit facility will prohibit us from repurchasing the notes until we first repay the senior revolving credit facility in full. If we fail to repurchase the notes in that circumstance, we will go into default under both the indenture governing the notes and the senior revolving credit facility. Any future debt which we incur may also contain restrictions on repayment upon a change of control. If any change of control occurs, we cannot assure you that we will have sufficient funds to satisfy all of the company's debt obligations. These buyback requirements may also delay or make it harder for others to effect a change of control. However, certain other corporate events, such as leveraged recapitalizations that would increase our level of indebtedness, would not constitute a change of control under the indenture governing the notes.

                         Risks Related to Our Business

Our operating results for the quarters ended September 30, 2001, June 30, 2001 and March 31, 2001 declined significantly from the quarters ended September 30, 2000, June 30, 2000 and March 31, 2000.


   Our gross margins, net income and operating income for the quarters ended September 30, 2001, June 30, 2001 and March 31, 2001 decreased as compared to our results in the quarters ended September 30, 2000, June 30, 2000 and March 31, 2000 as a result of a decline in our revenues. Our revenues for the quarters ended September 30, 2001, June 30, 2001 and March 31, 2001 were $74.7 million, $87.4 million and $89.9 million, respectively, compared to $155.8 million, $109.0 million and $97.5 million, respectively, in the same periods for 2000. The decline is attributable to the continued semiconductor industry demand slowdown and resulting inventory buildup caused by ongoing end market demand weakness. Our net loss has increased from $9.7 million and $9.4 million in the quarters ended March 31, 2001 and June 30, 2001, respectively, to $16.4 million in the quarter ended September 30, 2001. In addition to the effect of the decline in operating income, net income was further reduced in the third quarter of 2001 compared to the other quarters by the change in the effective tax rate from 20.0% to 0%. We cannot assure you that our business will not continue to decline or that our performance will improve.



We may not be able to continue to implement our cost saving strategy. Even if we do, it may not reduce our operating expenses by as much as we anticipated and could even compromise the development of our business.



   In response to the recent weakness in demand for semiconductors, we implemented cost saving measures, including significant reduction in our workforce, furloughs, reduced work shift schedules, reductions in discretionary spending, reduced materials cost and lower capital expenditures and redesign of our manufacturing processes to improve productivity.



   As a result of these cost saving measures, we have incurred approximately $3.0 million in restructuring charges during the nine months ended September 30, 2001. Additionally, we expect there to be approximately $3.0 million in charges in the three months ended December 31, 2001. However, we cannot assure you that these cost saving measures will increase productivity nor that the expected net savings will occur during this period or at any other time in the expected amounts, if at all. In fact, our cost saving measures could adversely affect our revenue, as it could create inefficiencies in our business operations, result in labor disruptions and limit our ability to expand and grow our business.


The cyclicality of the semiconductor industry could adversely affect our operating results.

   Our operations are substantially affected by market conditions in the semiconductor industry, which is highly cyclical and, at various times, has experienced significant economic downturns characterized by reduced product demand and production overcapacity which can result in rapid erosion of average selling prices. At the end of 2000, we experienced a general slowdown in the semiconductor industry. Beginning in 1997 and continuing through the beginning of 1999, we experienced particularly intense competition and a general slowdown in the semiconductor industry.

   In addition, we increase our level of operating expenses and investment in packaging services capacity based on customer demand forecast(s) and anticipated revenue growth. If our revenues do not grow as anticipated or the forecasts upon which we rely are inaccurate, and we are unable to decrease these expenses, our operating income would decrease.

Our profitability is affected by average selling prices which tend to decline.

   Decreases in the average selling prices of our packaging and test services can have a material adverse effect on our profitability. The average selling prices of packaging and test services have declined historically, with packaging services in particular experiencing severe pricing pressure. This pricing pressure for packaging and test services is likely to continue. Our ability to maintain or increase our profitability will continue to be dependent, in large part, upon our ability to offset decreases in average selling prices by improving production efficiency, increasing unit volumes packaged or tested, or by shifting to higher margin packaging and test services. If we are unable to do so, our business, financial condition and results of operations could be materially and adversely affected.

If we are unable to develop and market new technologies, we may not remain competitive within the semiconductor packaging industry.

   The semiconductor packaging and test industry is characterized by rapid increases in the diversity and complexity of packaging services. As a result, we expect that we will need to continually introduce more advanced package designs in order to respond to competitive industry conditions and customer requirements. The requirement to develop, license and maintain advanced packaging capabilities and equipment could require significant research and development and capital expenditures in future years. Any failure by us to achieve advances in package design or to obtain access to advanced package designs developed by others could reduce our growth prospects and operating income.

The intensity of competition in our industry could result in the loss of our customers, which could adversely affect our revenues and profits.

   We face substantial competition from a number of established independent packaging companies and with the internal capabilities of many of our largest customers. Amkor Technology is our dominant competitor, and Advanced Semiconductor Engineering Group and Siliconware Precision Industries Co., Ltd. are the other companies that offer a broad range of packages and services that compete with ours. Other than Amkor, the listed companies only compete in some package types or for some test services. We compete based on breadth of service, quality, and price. We offer a broad portfolio of assembly and test services compared to all but the largest of our competitors. We offer approximately the same types of services as our largest competitors and our service offerings in power packaging is not shared with our largest competitors. Prices are set by the market and the ability to deliver profitable service at market prices is key. Each of our primary competitors has significant operational capacity, financial resources, research and development operations, and established relationships with many large semiconductor companies, which are current or potential customers of ours. Furthermore, our competitors may in the future capture our existing or potential customers through superior responsiveness, service quality, product design, technical competence or other factors, which we view as principal elements of competition in our industry. In addition, our primary customers may, in the future, shift more of their packaging and test service demand internally. As a result, we may have reduced revenues and profits.

Our research and development efforts may not yield profitable and commercially viable services; thus, we may have significant short-term research and development expenses, which will not necessarily result in increases in revenue.

   Our research and development efforts may not yield commercially viable packages or test services. The qualification process for new customers is conducted in various stages which may take one or more years to complete, and during each stage there is a substantial risk that we will have to abandon a potential package or test service which is no longer marketable and in which we have invested significant resources. In the event we are able to qualify new packages, a significant amount of time will have elapsed between our investment in new packages and the receipt of any related revenues.

We could lose customers, and thus revenue, if we cannot maintain the quality of our services.

   The semiconductor packaging process is complex and involves a number of precise steps. Defective packaging can result from a number of factors, including the level of contaminants in the operational environment, human error, equipment malfunction, use of defective materials and plating services and inadequate sample testing. From time to time, we expect to experience lower than anticipated yields as a result of these factors, particularly in connection with any expansion of capacity or change in processing steps. In addition, our yield on new packaging could be lower during the period necessary for us to develop the requisite expertise and experience with these processes. Any failure by us to maintain high quality standards or acceptable yields, if significant and sustained, could result in the loss of customers, delays in shipments, increased costs and cancellation of orders.


   Our business may be adversely affected by the loss of, or reduced purchases by, Atmel Corporation, Fairchild Semiconductor International, Inc., Intel Corporation, Intersil Corporation, LSI Logic Corporation, nVIDIA Corporation or any other large customer. Additionally, we may encounter difficulties in soliciting new customers.



   For the nine months ended September 30, 2001, sales to our top five customers in the aggregate accounted for approximately 73.2% of total net revenues. During this same period, our three largest customers, Intersil, Intel, and LSI Logic, respectively, produced 21.2%, 18.8% and 14.5% of our sales revenues. If any of our main customers were to purchase significantly less of our services in the future, these decreased levels of purchases could, ultimately, harm our operating results.


   Semiconductor packaging companies must pass a lengthy and rigorous qualification process that can take up to six months at a cost to the customer of approximately $250,000 to $300,000. If we fail to qualify packages with potential customers or customers with which we have recently become qualified do not use our services, then our customer base could become more concentrated with a limited number of customers accounting for a significant portion of our revenues. Moreover, we believe that once a semiconductor company has selected a particular packaging and test foundry company's services, the semiconductor company generally relies on that vendor's packages for specific applications and, to the extent possible, subsequent generations of that vendor's packages. Accordingly, it may be difficult to achieve significant sales to a particular or potential customer once it selects another vendor's packaging services.

Economic crisis in Asia where most of our suppliers are located could prevent us from securing adequate supplies of materials, which could, in turn, prevent us from meeting the requirements of our customers and result in a decrease in our revenues.


   Most of our materials suppliers are located in Asia. Historically, over half of our substrate costs were incurred from the purchase of materials from Japanese suppliers. In the future, we expect that a growing portion of these materials will be supplied by sources in South Korea and Taiwan. Several countries in this region have experienced currency devaluation and/or difficulties in financing short-term obligations. We cannot assure you that the effect of an economic crisis on our suppliers will not impact operations, or that the effect on our customers in that region will not adversely affect both the demand for our services and the collectibility of receivables.


The failure of our vendors to supply sufficient quantities of materials on a timely basis could prevent us from fulfilling our customers' orders. In addition, we may not be able to pass on any unexpected increase in the cost of these materials to our customers.

   We obtain materials to fill orders for our packaging and test services directly from vendors. To maintain competitive packaging operations, we must obtain from our vendors, in a timely manner, sufficient quantities of acceptable materials at expected prices. We source most of our materials, including critical materials like laminate substrates, lead frames, mold compounds and gold wires, from a limited group of suppliers. We purchase all of our materials on a purchase order basis and have no long-term contracts with any suppliers. From time to time, vendors have extended lead times or limited the supply of required materials to us because of vendor capacity constraints and, consequently, we have experienced difficulty in obtaining acceptable materials on a timely basis. Our business and results could be negatively impacted if our ability to obtain sufficient quantities of materials and other supplies in a timely manner were substantially diminished or if there were significant increases in the cost of materials that we could not pass on to our customers.

If we are unable to obtain capital equipment in a timely manner, we may be unable to meet the increased demands of our customers which could result in a decrease in our revenues.

   Our facilities currently have sufficient packaging and test services capacity to meet the current and expected demands of our customers. Nonetheless, in the event there are significant increases in overall semiconductor demand or demand for some of our products and services, we may not be able to meet those increased demands of our customers. Moreover, because the semiconductor packaging and test services business requires investment in expensive capital equipment and is characterized, from time to time, by intense demand, limited supply and long delivery cycles, we may not be able to readily increase our operating capacity. This would lead to a loss of sales of our packaging and test services, could ultimately lead to a loss in market share and have a negative impact on our results of operations.

We depend upon intellectual property and license critical technology from Hynix Semiconductor, Inc., Motorola, Inc., Tessera, Inc., LSI Logic and Intersil. To the extent these licenses are not perpetual and irrevocable, our net revenues could be materially adversely affected if our rights under these licenses expire or are terminated.

   We seek to protect our proprietary information and know-how through the use of trade secrets, confidentiality agreements and other security measures. We may not obtain patent protection for the patent applications that we file, or if we are granted patents, those patents may not offer meaningful protection. Additionally, we cannot assure you that our competitors will not develop, patent or gain access to similar know-how and technology, or reverse engineer our packaging services, or that any confidentiality agreements upon which we rely to protect our trade secrets and other proprietary information will be adequate to protect our proprietary technology.

   Any patents and utility model, design right and computer program right registrations obtained relating to technology that we developed prior to our recapitalization are owned by Hynix Semiconductor, formerly Hyundai Electronics Inc. In connection with our recapitalization, we entered into a patent and technology license agreement by which Hynix Semiconductor granted us license to use specific intellectual property rights in our semiconductor packaging and test activities. We expect to seek patents and utility model, design right and computer program right registrations, as applicable, on new packaging process and package design technologies that we develop as a means of protecting technology and market position.

   We have a non-exclusive sublicense from Hynix Semiconductor to use patented BGA technologies owned by Motorola, which expires on December 31, 2002. Motorola licenses these patents to others, including our competitors. After giving pro forma effect to the acquisition of the Malaysian business in 2000, these BGA technologies contributed 41.1% of our net revenues in 2000.

   We have a worldwide, royalty-bearing, non-exclusive license under specified Tessera patents, technical information and trademarks relating to Tessera's proprietary IC packages. This license will expire sometime after February 2018.

   We also have two separate license agreements with LSI Logic under which we have worldwide, royalty-bearing, non-exclusive licenses to use LSI packaging technology and technical information to manufacture, use and sell flip-chip semiconductor devices having at least 200 solder balls and semiconductor device assemblies having an overall height of less than 1.2 millimeters, respectively. The LSI Logic license relating to flip-chip semiconductor devices becomes perpetual and irrevocable upon our payment of fees or January 1, 2004, whichever occurs first. The other LSI Logic license is perpetual but may be terminated by LSI Logic in the event of our uncured breach or bankruptcy.

   In addition, we have a worldwide, royalty-free, non-exclusive license under Intersil patents, copyrights and technical information which are used in or related to the operation of the Malaysian business. This Intersil license is perpetual and irrevocable. Any intellectual property rights in the bonding diagrams, test programs, maskworks and test boards uniquely related to the Intersil products for which we provide packaging and test services are licensed to us only for use in providing those services.

   To the extent these licenses are not perpetual and irrevocable, we may be unable to utilize the technologies under these licenses if they are not extended or otherwise renewed or if any of these licenses are terminated by the licensor due to our uncured breach or bankruptcy. Alternatively, if we are able to renew these arrangements, we cannot assure you that they will be on the same terms as currently exist. Any failure to extend or renew these license arrangements could cause us to incur substantial liabilities and to suspend the packaging services and processes that utilized these technologies.

The loss of our skilled technical, marketing and sales personnel or our key executive officers could have a material adverse effect on our research and development, marketing and sales efforts.

   Our competitiveness will depend in large part upon whether we can attract and retain skilled technical, marketing and sales personnel and can retain members of our executive team. Competition for skilled personnel is intense, and we may not be successful in attracting and retaining the technical personnel or executive managers we require to develop new and enhanced packaging and test services and to continue to grow and operate profitably. If we cannot attract or retain skilled personnel, we may not be able to operate successfully in the future.

If we encounter future labor problems, we may fail to deliver our products in a timely manner which could adversely affect our revenues and profitability.


   Our employees at our Ichon, South Korea facility are represented by ChipPAC Korea Labor Union and are covered by collective bargaining and wage agreements. The collective bargaining agreement, which covers basic union activities, working conditions and welfare programs, among other things, is effective to May 1, 2003 and the wage agreement is effective to May 1, 2002. As of December 31, 2001, approximately 78% of our employees were represented by the ChipPAC Korea Labor Union. In addition, one of our Chinese subsidiaries experienced labor protests and a two-day work stoppage in July 1998 in connection with proposed work force reductions. We cannot assure you that issues with the labor union or other employees will be resolved favorably for us in the future, that we will not experience significant work stoppages in future years or that we will not record significant charges related to those work stoppages. In addition, potential efficiency enhancement efforts, including personnel reductions, following our recent acquisition of the Malaysian business may create the risk of labor problems in Malaysia or at other facilities.





New laws and regulations, currency devaluation and political instability in foreign countries, particularly in South Korea, China and Malaysia, could make it more difficult for us to operate successfully.



   For the nine months ended September 30, 2001 and the years ended December 31, 2000, 1999 and 1998, we generated approximately 10.7%, 16.7%, 11.3%, and
7.2% of total revenues, respectively, from international markets, primarily from customers in Southeast Asia and Europe. In addition, all of the facilities currently used to provide our packaging services are located in South Korea, China and Malaysia. Moreover, many of our customers' operations are located in countries outside of the United States. We cannot determine if our future operations and earnings will be affected by new laws, new regulations, a volatile political climate, changes in or new interpretations of existing laws or regulations or other consequences of doing business outside the U.S., particularly in South Korea, China and Malaysia. If future operations are negatively affected by these changes, our sales or profits may suffer.


Fluctuations in the exchange rate of the U.S. dollar and foreign currencies could have a material adverse effect on our financial performance and profitability.

   A portion of our costs are denominated in foreign currencies, like the South Korean Won, the Chinese Renminbi or RMB and the Malaysian Ringgit. As a result, changes in the exchange rates of these currencies or any other applicable currencies to the U.S. dollar will affect our costs of goods sold and operating margins and could result in exchange losses. We cannot fully predict the impact of future exchange rate fluctuations on our profitability. From time to time, we may engage in exchange rate hedging activities in an effort to mitigate the impact of exchange rate fluctuations. However, we cannot assure you that any hedging technique we may implement will be effective. If it is not effective, we may experience reduced operating margins.

We could suffer adverse tax and other financial consequences if U.S. or foreign taxing authorities do not agree with our interpretation of applicable tax laws.

   Our corporate structure is based, in part, on assumptions about the various tax laws, including withholding tax, and other relevant laws of applicable non-U.S. jurisdictions. We cannot assure you that foreign taxing authorities will agree with our interpretations or that they will reach the same conclusions. Our interpretations are not binding on any taxing authority and, if these foreign jurisdictions were to change or to modify the relevant laws, we could suffer adverse tax and other financial consequences or have the anticipated benefits of our corporate structure materially impaired.

Because the Malaysian business previously operated as a subsidiary of Intersil, our future financial results may be significantly different from those experienced historically.


   Prior to our acquisition of our Malaysian business in 2000, it was operated as a subsidiary of Intersil. All the historical revenues of the Malaysian business represent intercompany sales to Intersil on terms determined by Intersil. Although we expect to retain this business pursuant to a five-year supply agreement with Intersil, volume, product mix and pricing may change in the future, and we cannot assure you that Intersil will perform under our supply agreement.



We entered into supply contracts with Intersil in connection with our acquisition of our Malaysian business and with Fairchild Semiconductor following Fairchild's acquisition of Intersil's discrete power business, and any decrease in the purchase requirements of Intersil or Fairchild or the inability of Intersil or Fairchild to meet its contractual obligations could substantially reduce the financial performance of our Malaysian subsidiary.



   Historically, the Malaysian business generated all of its revenues from the sale of products and services to affiliated Intersil companies. The revenue of the Malaysian business for the first six months of 2000 prior to our acquisition of it and for all of 1999 was $41.9 million and $101.9 million, respectively. As a result of our acquisition of the Malaysian business, we have numerous arrangements with Intersil, including arrangements relating to packaging and test services as a vendor to affiliated Intersil companies and other services. Any material adverse change in the purchase requirements of Intersil or in its ability to fulfill its other contractual obligations could have a material adverse effect on our Malaysian subsidiary. Moreover, we may be unable to sell any products and services to affiliated Intersil companies beyond the term of our five-year supply agreement with Intersil. In connection with Fairchild Semiconductor's acquisition of Intersil's discrete power business, we entered into an assignment agreement that assigned Intersil's portion of the supply agreement relating to this business to Fairchild. We have also entered into a three-year IT services agreement with Intersil under which the Malaysian business will continue to obtain a number of these services from Intersil. We cannot assure you that Fairchild will perform under the supply agreement or that Intersil will perform under the supply and services agreements or that upon termination of these agreements we will be able to obtain similar services on comparable terms.


We may not be able to consummate future acquisitions, and consequences of those acquisitions which we do complete may adversely affect us.

   We plan to continue to pursue additional acquisitions of related businesses. The expense incurred in consummating the future acquisition of related businesses, or our failure to integrate those businesses successfully into our existing business, could result in our incurring unanticipated expenses and losses. We plan to continue to pursue additional acquisitions of related businesses in the future. We may be unable to identify or finance additional acquisitions or realize any anticipated benefits from those acquisitions.

   Should we successfully acquire another business, the process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of our existing operations. Possible future acquisitions could result in the incurrence of contingent liabilities and amortization expenses related to goodwill and other intangible assets, all of which could have a material adverse effect on our financial condition and operating results.

   In addition, we may finance future acquisitions with additional indebtedness. We have a substantial amount of outstanding indebtedness and will, subject to compliance with our debt instruments, have the ability to incur additional indebtedness. We will be required to generate cash flow from operations to service that indebtedness and there can be no assurance that we will generate sufficient cash flow to service that indebtedness. We may be required to refinance our indebtedness upon its maturity, and we cannot assure you that we will be able to refinance our indebtedness at all or on terms acceptable to us.

Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of violence or war may affect the markets on which the notes trade, the markets in which we operate, our operations and our profitability.

   Terrorist attacks may negatively effect our operations and your investment. There can be no assurance that there will not be further terrorist attacks against the United States or United States businesses. These attacks or armed conflicts may directly impact our physical facilities or those of our suppliers or customers. Our current facilities include administrative, sales, and R&D facilities in the United States of America and manufacturing facilities in South Korea, Malaysia and China. Furthermore, these attacks may make travel and the transportation of our supplies and products more difficult and more expensive and ultimately affect the sales of our products in the United States and overseas.

   Also as a result of terrorism, the United States may enter into an armed conflict which could have a further impact on our domestic and international sales, our supply chain, our production capability and our ability to deliver product to our customers. Political and economic instability in some regions of the world may also result and could negatively impact our business. The consequences of any of these armed conflicts are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment.

A limited number of persons indirectly control us and may exercise their control in a manner adverse to your interests.


   At December 31, 2001, Citicorp Venture Capital, Ltd. and its affiliates owned or had the right to acquire 23,849,399 shares or approximately 34.4% of our outstanding common stock. At December 31, 2000, funds affiliated with Bain Capital, Inc. owned 16,303,749 shares or approximately 23.5%, of our outstanding common stock. By virtue of this stock ownership, these entities collectively have the power to direct our affairs and will be able to determine the outcome of all matters required to be submitted to stockholders for approval, including the election of a majority of our directors, any merger, consolidation or sale of all or substantially all of our assets and amendment of our certificate of incorporation. Because a limited number of persons control us, transactions could be difficult or impossible to complete without the support of those persons. It is possible that these persons will exercise control over us in a manner adverse to your interests.


If our relationship with Hynix Semiconductor, our previous owner, deteriorates, our business operations could be interrupted.


   Our facilities in Ichon, South Korea occupy a portion of a building located on property owned by Hynix Semiconductor, a current stockholder and former majority owner. In addition, Hynix Semiconductor is one of our current customers. An unfavorable change in our relations with Hynix Semiconductor could adversely affect services we receive from them at this facility and the revenue we derive from the products and services we provide to them.


Environmental, health and safety laws could require us to incur capital and operational costs to maintain compliance and could impose liability to remedy the effects of hazardous substance contamination.

   We are subject to liabilities and compliance obligations arising under environmental, health and safety laws. These laws impose various controls on the quality of our air and water discharges, on the storage, handling, discharge and disposal of chemicals the company uses, and on employee exposure to hazardous substances in the workplace. Environmental, health and safety laws could require us to incur capital and operational costs to maintain compliance and could impose liability to remedy the effects of hazardous substance contamination. We cannot assure you that applicable environmental, health and safety laws will not in the future impose the need for additional capital equipment or other process requirements upon the company, curtail its operations, or restrict its ability to expand its operations. The adoption of new environmental, health and safety laws, the failure to comply with new or existing laws, or issues relating to hazardous substance contamination could subject the company to future material liability.


                          FORWARD-LOOKING STATEMENTS



   This prospectus, including the section entitled "Risk Factors," contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors." These factors may cause our actual results to differ materially from any forward-looking statement.

                      RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth our consolidated ratio of earnings to fixed charges for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 and for the nine months ended September 30, 2001.

                                                                September 30,
                                                                     2001
                                                                --------------
                                                                (in thousands)
  Total indebtedness...........................................    $362,000


                                        Years Ended December 31,
                                        ------------------------ Nine Months Ended
                                        2000 1999 1998 1997 1996 September 30, 2001
                                        ---- ---- ---- ---- ---- ------------------
Ratio of earnings to fixed charges..... 1.4x  --  4.3x  --   --          --

   For purposes of the computation of ratio of earnings to fixed charges in the table above, earnings are defined as income (loss) before provision for income taxes and fixed charges. Fixed charges are interest costs and amortization of debt issuance cost. For the years ended December 31, 1996, 1997 and 1999 and the nine months ended September 30, 2001, earnings were insufficient to cover fixed charges by $2.7 million, $55.8 million, $4.0 million and $37.9 million, respectively.

   The ratios provided above are often used by investors to evaluate a company's capital structure and its ability to make payments on its debt. The ratio of earnings to fixed charges attempts to capture the relative protection that operating profitability provides our noteholders by permitting them to assess the probability of our failing to make required principal and interest payments on the notes. If adverse economic and industry conditions adversely affect our operating earnings, the subsequent worsening of this ratio would indicate to our noteholders that we are at a greater risk of failing to meet our interest payment obligations.



                                USE OF PROCEEDS

   We will receive no proceeds from this offering. The selling security holders will receive the proceeds from this offering.

                            SELLING SECURITY HOLDER

   We initially issued the notes in a private placement in June 2001. The selling security holder, CVC Capital Funding, LLC, may offer and sell the notes pursuant to this prospectus.

   As shown in the table below this paragraph, CVC Capital Funding, LLC holds $15,000,000 aggregate principal amount of the notes, which is 9.09% of the total amount of notes outstanding. The selling security holder is an affiliate of Citicorp Venture Capital, Ltd. which, along with its affiliates, owns or has the right to acquire approximately 32.1% of our outstanding stock. This information is based on information provided by or on behalf of CVC Capital Funding, LLC. The term "selling security holder" includes, without duplication, CVC Capital Funding, LLC and its transferees, pledgees, donees or other successors. The information concerning the selling security holder may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary.


                                                       Principal Amount of
                                                     Notes Outstanding to be
                             Principal Amount of              Owned
     Name of Selling        Notes Owned Prior to       after Completion of
     Security Holder              Offering                  Offering
------------------------- ------------------------- -------------------------
CVC Capital Funding, LLC         $15,000,000                  0/0%


   The selling security holder may offer all, some of none of the notes and as a result, no estimate can be give as to the amount of the notes that will be held by the selling security holder upon termination of any offering.

                             PLAN OF DISTRIBUTION

   The notes covered by this prospectus may be sold from time to time to purchasers directly by the selling security holders. Alternatively, the selling security holders may from time to time offer the securities through underwriters, broker-dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders and/or the purchasers of securities for whom they may act as agent. The selling security holders and any underwriters, broker-dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any profit on the sale of securities by them and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. We will not receive any of the proceeds from the offering of the notes by the selling security holders.

   Because the selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling security holders that the anti-manipulation provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

   The notes covered by this prospectus may be sold from time to time in one or more transactions at:

  .  fixed prices;

  .  prevailing market prices at the time of sale;

  .  varying prices determined at the time of sale; or

  .  negotiated prices.

   Such prices will be determined by the selling security holders or by agreement between the selling security holders and underwriters and dealers who may receive fees or commissions in connection therewith.

   The sale of the securities may be effected in transactions:

  . on any national securities exchange or quotation service on which the notes may be listed or quoted at the time of sale;

  .  in the over-the-counter market;

  . in transactions other than on such exchanges or in the over-the-counter market;

  .  through the writing of options; or

  .  in any other lawful manner.

   These transactions may include block transaction or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

   At the time of a particular offering of securities by a selling security holder, a supplement to this prospectus, if required, will be distributed setting forth the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

   To comply with the securities laws of certain jurisdictions, if applicable, the securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the securities may not be offered or sold (unless they have been registered or qualified for sale) in such jurisdictions or an exemption from registration or qualification is available and is complied with.

   We originally sold the notes in June 2001 to Citicorp Capital Investors, Limited in a private placement. Citicorp Capital Investors, Limited then transferred the notes to an affiliate, CVC Capital Funding, LLC. We agreed pursuant to a registration rights agreement to use commercially reasonable efforts to cause the registration statement to which this prospectus relates to become effective within 180 days after the date the notes were issued and to keep the registration statement effective until the earlier of two years or the time when all of the notes have been sold pursuant to this registration statement or Rule 144 or can be sold pursuant to Rule 144(k). CVC Capital Funding, LLC has represented to us that it is not a broker-dealer. Nonetheless, CVC Capital Funding, LLC has represented to us that it is an affiliate of a broker-dealer. Because Citicorp Inc. ultimately controls one or more registered broker-dealers and CVC Capital Funding, LLC, CVC Capital Funding, LLC may be viewed as under common control with the broker-dealer entities and, therefore, an affiliate of those broker-dealer entities. CVC Capital Funding, LLC, however, has advised us that it originally purchased the securities for its own account and that it purchased the securities in the ordinary course of business with no pre-arrangements, either directly or indirectly with any person, to sell such securities. Pursuant to the registration rights agreement, we will pay all expenses of the registration of the notes including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws and the reasonable fees and expenses of counsel to the selling security holders. The selling security holders are responsible for all underwriting discounts and selling commissions, if any. We and the selling security holders will indemnify each other against certain liabilities, including certain liabilities under the Securities Act.

                             DESCRIPTION OF NOTES

General

   You can find the definitions of terms used in this description that are not defined when first used under the subheading of "Definitions." In this section of the prospectus, unless the context requires otherwise, the words "ChipPAC," "Company," "we," "our," "ours" and "us" refer only to ChipPAC, Inc. and not to any of its subsidiaries. The "Issuer" refers to ChipPAC International Company Limited, a wholly owned subsidiary of ChipPAC, Inc.

   ChipPAC International Company Limited issued the notes under an indenture dated July 29, 1999 by and among itself, ChipPAC, Inc. and U.S. Bank, N.A., formerly known as Firstar Bank, N.A., as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

   The form and terms of the notes are identical in all material respects to the form and terms of the $150,000,000 aggregate principal amount of outstanding notes issued under the same indenture in 1999, referred to hereafter as the "original notes," except that:

  .  the notes have a later issue date than the original notes;

  .  the first interest payment date on the notes is August 1, 2001; and

  . the holders of the notes have rights under a registration rights agreement that is separate from the registration rights agreement for the benefit of the holders of the original notes, and the registration rights agreement for the holders of the notes provides for liquidated damages relating to the timing of this registration statement.

   The notes will evidence the same debt as the original notes and will be entitled to the same benefits of the indenture. The notes will rank equally with the original notes. Accordingly, unless the context otherwise requires, references to and descriptions of the "notes" also includes the original notes.

   The following description is only a summary of the material provisions of the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. You may request copies of these agreements at our address provided under "Where You Can Find More Information."

Brief Description of the Notes and the Guaranties

  The Notes

   These notes:

  . are unsecured senior subordinated obligations of ChipPAC International Company Limited;

  . rank equally in right of payment with any future senior subordinated Indebtedness of ChipPAC International Company Limited;

  . are subordinated in right of payment to all existing and future Senior Indebtedness of ChipPAC International Company Limited; and

  . are senior in right of payment to any future Subordinated Obligations of ChipPAC International Company Limited and preferred dividends.

  The Guaranties

   The Company Guaranty and each Subsidiary Guaranty:

  . unconditionally guarantee on a joint and several basis the obligations of ChipPAC International Company Limited under the notes;

  . rank equally in right of payment with any future senior subordinated Indebtedness of the Guarantor; and

  . are senior subordinated obligations of the Company and the relevant Subsidiary Guarantor, as the case may be.

Principal, Maturity and Interest

   The notes:

  . will be limited in aggregate principal amount to $165.0 million (including the original notes);

  . will be issued in denominations of $1,000 and any integral multiple of $1,000; and

  .  will mature on August 1, 2009.

   Contingent upon our compliance with the covenant described under the caption "--Significant Covenants--Limitation on Indebtedness," we are permitted to issue more notes, which we refer to as "Additional Notes," under the indenture in an unlimited principal amount. Any Additional Notes that are actually issued will be treated as issued and outstanding notes and as the same class as the outstanding notes for all purposes of the indenture and this "Description of the Notes," unless the context indicates otherwise.

   Interest on these notes will accrue at the rate of 12 3/4% per annum and will be payable semiannually in arrears on August 1 and February 1. We will make each interest payment to the holders of record of these notes on the immediately preceding July 15 and January 15. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at a higher rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

   Except as provided below under this section or under the section "Redemption for Changes in British Virgin Islands Withholding Taxes," we will not be entitled to redeem the notes at our option prior to August 1, 2004.

   On and after August 1, 2004, we will be entitled at our option to redeem all or a portion of these notes. We can do so by providing between 30 and 60 days' notice of our intent to redeem. The redemption prices, which are expressed as percentages of principal amount, are specified below if redeemed during the 12-month period beginning on August 1 in the years indicated below:

          Year                                              Percentage
          ----                                              ----------
          2004.............................................  106.375%
          2005.............................................  104.250%
          2006.............................................  102.125%
          2007 and thereafter..............................  100.000%

   In addition, prior to August 1, 2002, we may at our option on one or more occasions redeem notes, including Additional Notes, if any, in an aggregate principal amount not to exceed 35% of the aggregate principal amount of notes, including the original notes and Additional Notes, if any, originally issued under the indenture. These notes can be redeemed at a redemption price of 112 3/4% of their principal amount with the net cash proceeds from one or more Equity Offerings. If the Equity Offering is an offering by the Company, a portion of the Net

Cash Proceeds equal to the amount required to redeem any notes is contributed to the equity capital of ChipPAC International Company Limited. Following this redemption:

    (1)at least 65% of the aggregate principal amount of notes, which includes the original notes and Additional Notes, if any, must remain outstanding immediately after the occurrence of each redemption, other than exchange notes held, directly or indirectly, by us or our Affiliates; and

    (2)each redemption must occur within 60 days after the date of the closing of the related Equity Offering.

Selection and Notice of Redemption

   If we are redeeming less than all the notes at any time, the trustee will select notes on a pro rata basis, by lot or by another method as the trustee in its sole discretion shall deem to be fair and appropriate.

   Notes redeemed in part will be redeemed only in principal amounts of $1,000. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

   If any exchange note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount to be redeemed. We will issue a new exchange note in principal amount equal to the unredeemed portion of the original exchange note in the name of the holder upon cancellation of the original exchange note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Withholding Taxes

   All payments made under the notes or under the Guaranties must be made free and clear of and without withholding or deduction for any present or future tax, duty, levy, impost, assessment or other governmental charge of whatever nature. These charges, which we refer to as "taxes," include penalties, interest and other related liabilities, imposed by any jurisdiction from or through which payment is made or in which the payor is organized, resident or engaged in business for tax purposes, unless any of ChipPAC International Company Limited or the guarantors is required to withhold or deduct taxes by law. If ChipPAC International Company Limited or a guarantor is required to withhold or deduct any amount for any taxes from any payment made under the notes or under a Guaranty, ChipPAC International Company Limited or guarantor, will pay additional amounts to make up for these taxes. These additional amounts cannot be made to any holder connected with the British Virgin Islands. The procedures for reimbursing holders for these additional amount are specified in the indenture.

   ChipPAC International Company Limited or the guarantors will pay any taxes, that arise in any jurisdiction from the execution, delivery, enforcement or registration of the notes or a Guaranty, or the receipt of any payments on the notes or a Guaranty, imposed by any jurisdiction other than:

  .  the British Virgin Islands;

  . any other jurisdiction in which any of ChipPAC International Company Limited or the guarantors is organized, resident or engaged in business for tax purposes;

  . any jurisdiction in which any successor to ChipPAC International Company Limited or the guarantors is organized, resident or engaged in business for tax purposes; or

  .  any jurisdiction in which a paying agent is located.

   In addition, ChipPAC International Company Limited and the guarantors will agree to indemnify the Holders, on an after-tax basis, for any taxes paid by these Holders.

   The obligations described under this heading shall survive any termination, defeasance or discharge of the indenture.

Redemption for Changes in British Virgin Islands Withholding Taxes

   The notes may be redeemed, at the option of ChipPAC International Company Limited, at any time as a whole at 100% of the principal amount, in the event ChipPAC International Company Limited has become or will become obligated to pay for, any withholding taxes on additional amounts as a result of a change in or an amendment to the laws or regulations of the British Virgin Islands. The redemption must be made within 30 to 60 days from the date of notice of the redemption. No notice of redemption may be given earlier than 60 days prior to the earliest date on which additional amounts are due and payable on the notes.

   Prior to giving any notice of redemption under this provision, ChipPAC International Company Limited will deliver to the applicable trustee:

  . an Officers' Certificate stating that it is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have occurred; and

  . an Opinion of Counsel in the British Virgin Islands that ChipPAC International Company Limited has become or will become obligated to pay the Additional Amounts as a result of the amendment or change.

Guaranties

   We and each of the Subsidiary Guarantors will jointly and severally guarantee, on a senior subordinated basis, our obligations under the notes. Each Subsidiary Guaranty will be limited as necessary to prevent a Subsidiary Guaranty from being rendered voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

   Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled to a contribution from each other Subsidiary Guarantor in an amount equal to the other Subsidiary Guarantor's pro rata portion of the payment based on the respective net assets of all the Subsidiary Guarantors at the time of the payment determined consistent with GAAP.

   If a Subsidiary Guaranty were to be rendered voidable, it could be subordinated by a court to all other indebtedness, including guarantees and other contingent liabilities, of the applicable Subsidiary Guarantor. Depending on the amount of the indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guaranty could be reduced to zero.

   Under the indenture, ChipPAC International Company Limited, ChipPAC, Inc. or a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under "--Significant Covenants--Merger and Consolidation." However, that if the surviving Person is not ChipPAC International Company Limited, ChipPAC, Inc. or the Subsidiary Guarantor, as the case may be, ChipPAC International Company Limited's obligations under the notes, our obligations under the Company Guaranty or the Subsidiary Guarantor's obligations under its Subsidiary Guaranty, as the case may be, must be expressly assumed by the surviving Person.

   A Subsidiary Guarantor will be released and relieved from all its obligations under its Subsidiary Guaranty:

  . upon the sale or other disposition, including by way of consolidation or merger, of all or substantially all the capital stock of the Subsidiary Guarantor in one or more related transactions; or

  . upon the sale, assignment, transfer or disposition of all or substantially all the assets of the Subsidiary Guarantor in one or more related transactions;

in each case other than to ChipPAC International Company Limited or an Affiliate of ChipPAC International Company Limited and as permitted by the indenture.

Ranking

  Notes and Guaranties Versus Senior Indebtedness

   The indebtedness evidenced by the notes, the Company Guaranty and the Subsidiary Guaranties will be senior subordinated obligations. The payment of the principal of, premium, if any, and interest on the notes and the payment of the Company Guaranty and any Subsidiary Guaranty is subordinate in right of payment to the prior payment in full in cash when due of all Obligations on Senior Indebtedness, including the obligations under the Credit Agreement.


   As of September 30, 2001,



  . the Senior Indebtedness of ChipPAC International Company Limited was $147.0 million, all of which is secured indebtedness under the Credit Agreement;



  . the Senior Indebtedness of ChipPAC, Inc. was $147.0 million, consisting of our senior guaranty of ChipPAC International Company Limited's obligations under the Credit Agreement; and



  . the Senior Indebtedness of the Subsidiary Guarantors was approximately $147.0 million, consisting of the Subsidiary Guarantors' senior guaranty of ChipPAC International Company Limited's obligations under the Credit Agreement.


   In addition, ChipPAC International Company Limited has additional availability of $25.0 million for borrowings of Senior Indebtedness under the Credit Agreement. Although the indenture contains limitations on the amount of additional Indebtedness that ChipPAC International Company Limited, ChipPAC, Inc. and the Subsidiary Guarantors may be able to incur an amount of the Indebtedness that is substantial and, in any case, the Indebtedness may be Senior Indebtedness. See "--Significant Covenants--Limitation on Indebtedness."

  Guaranties Versus Other Liabilities of Subsidiaries

   All of our operations are conducted through our subsidiaries that are not subsidiaries of ChipPAC International Company Limited. Our Chinese subsidiaries are not guaranteeing the notes or ChipPAC International Company Limited's obligations under the Credit Agreement. Claims of creditors of the non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by the non-guarantor subsidiaries, and claims of preferred stockholders, if any, of the non-guarantor subsidiaries generally will have priority on the assets and earnings of the non-guarantor subsidiaries over the claims of creditors of ChipPAC International Company Limited, including holders of the notes, even if the obligations do not constitute Senior Indebtedness. The notes, the Company Guaranty and each Subsidiary Guaranty, therefore, will be effectively subordinated to creditors, including trade creditors, and preferred stockholders of the non-guarantor subsidiaries of the Company.

   As of September 30, 2001, the total liabilities of our non-guarantor subsidiaries were approximately $72.8 million. Although the indenture limits the incurrence of Indebtedness and preferred stock of our subsidiaries, the limitation is significantly qualified. Moreover, the indenture does not impose any limitation on the incurrence by the subsidiaries of liabilities that are not considered Indebtedness or Preferred Stock under the indenture. See "--Significant Covenants--Limitation on Indebtedness."

  Notes and Guaranties Versus Other Senior Subordinated Indebtedness

   Only Indebtedness of ChipPAC International Company Limited, ChipPAC, Inc. or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the notes, the Company Guaranty and the relevant Subsidiary Guaranty consistent with the provisions of the indenture. The notes, the Company Guaranty and each Subsidiary Guaranty will in all respects rank equally with all other Senior Subordinated Indebtedness of ChipPAC International Company Limited, ChipPAC, Inc. and the relevant Subsidiary Guarantor, respectively. All Indebtedness of a Subsidiary of ours that is not a Subsidiary Guarantor will be structurally senior to the notes.

   ChipPAC International Company Limited, ChipPAC, Inc. and each Subsidiary Guarantor have agreed in the indenture that they will not Incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in right of payment to its Senior Indebtedness unless the Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured.

  Payment of Notes

   We are not permitted to pay principal of, premium, if any, or interest on, the notes or defease, repurchase, redeem or otherwise retire any notes, which we collectively refer to as, "pay the notes", if either of the following, which we refer to as a "Payment Default", occurs:

  .  any Obligations under Senior Indebtedness are not paid in full when due; or

  . any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated consistent with its terms.

   We may, however pay the notes if, the Payment Default has been cured or waived and any acceleration has been rescinded in writing or the Senior Indebtedness has been paid in full in cash. Notwithstanding the provisions of the first sentence of this paragraph, we are permitted to pay the notes if ChipPAC International Company Limited and the trustee receive written notice approving the payment from the representative of the Senior Indebtedness relating to the Payment Default that has occurred and is continuing.

   During the continuance of any Designated Senior Indebtedness default, other than a Payment Default, resulting in immediate acceleration, we are not permitted to pay the notes for a 179-day payment blockage period. The payment blockage period will end earlier if terminated:

  . by written notice to the trustee and ChipPAC International Company Limited from the Person or Persons who gave the payment blockage notice;

  . because no defaults continue in existence which would permit the acceleration of the maturity of any Designated Senior Indebtedness at that time; or

  .  because the Designated Senior Indebtedness has been repaid in full in cash.

   Notwithstanding these provisions, unless the Designated Senior Indebtedness has accelerated or any Payment Default exists, we are permitted to resume payments on the notes after the end of the payment blockage period. There cannot be more than one payment blockage period in any consecutive 360-day period, no matter how many defaults on Designated Senior Indebtedness result during the period. If any blockage notice is delivered to the trustee by or on behalf of holders of Designated Senior Indebtedness, other than holders of the Bank Indebtedness, a representative of holders of Bank Indebtedness may give another blockage notice within the period. However, in no event may the total number of days during which any payment blockage period or periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period, and there must be 181 days during any 360-day consecutive period during which no payment blockage period is in effect.

   Upon any payment or distribution by ChipPAC International Company Limited upon any liquidation, dissolution, winding up, assignment for the benefit of creditors or marshaling of assets of ChipPAC International Company Limited or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to ChipPAC International Company Limited or its property:

    (1)the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all Obligations relating to the Senior Indebtedness before the noteholders are entitled to receive any payment or distribution; and

    (2)until all Obligations under the Senior Indebtedness are paid in full in cash, any payment or distribution to which noteholders would be entitled but for the subordination provisions of the indenture will be made to holders of the Senior Indebtedness as their interests may appear, except that holders of notes may receive Capital Stock and subordinated debt obligations.

   If a distribution is made to noteholders that, due to the subordination provisions, should not have been made to them, the noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

   If payment of the notes is accelerated because of an Event of Default, we or the trustee shall promptly notify the holders of Designated Senior Indebtedness or the Representative of holders of the acceleration. If any Designated Senior Indebtedness is outstanding at the time of acceleration, none of ChipPAC International Company Limited, ChipPAC, Inc. nor any Subsidiary Guarantor may pay the notes until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness receive notice of acceleration and, thereafter, may pay the notes only if the indenture otherwise permits payment at that time.

   Our obligations under the Company Guaranty and of a Subsidiary Guarantor under its Subsidiary Guaranty are senior subordinated obligations. Accordingly, the rights of noteholders to receive payment by the Company or by a Subsidiary Guarantor under the Company Guaranty or a Subsidiary Guaranty will be subordinated in right of payment to the rights of holders of Senior Indebtedness of the Company or the Subsidiary Guarantor, as the case may be. The terms of the subordination provisions described above relating to ChipPAC International Company Limited's obligations under the notes apply equally to the Company and a Subsidiary Guarantor and the obligations of the Company and the Subsidiary Guarantor under the Company Guaranty or a Subsidiary Guaranty, as the case may be.

   By reason of the subordination provisions contained in the indenture, in the event of insolvency, creditors of ChipPAC International Company Limited, the Company or a Subsidiary Guarantor who are holders of Senior Indebtedness of ChipPAC International Company Limited, the Company or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the noteholders, and creditors of ChipPAC International Company Limited who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the noteholders.

   The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the trustee for the payment of principal of and interest on the notes under the provisions described under "--Defeasance," if these subordination provisions were not violated at the time the respective amounts were deposited under the defeasance provisions.

Book-Entry, Delivery and Form

   We will initially issue the notes in the form of one or more global notes, which we refer to as the "Global Note." The Global Note will be deposited with, or on behalf of, the Depository and registered in the name of the Depository or its nominee. Except as provided below, the Global Note may be transferred, in whole and not in part, only to the Depository or another nominee of the Depository. You may hold your beneficial interests in the Global Note directly through the Depository if you have an account with the Depository or indirectly through organizations which have accounts with the Depository.

   The Depository has advised ChipPAC International Company Limited as follows:

  . The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" as defined in the New York Uniform Commercial Code, and "a clearing agency" registered under the provisions of Section 17A of the Exchange Act.

  . The Depository was created to hold securities of institutions that have accounts with the Depository which we refer to as "participants," and to facilitate the clearance and settlement of securities transactions among its participants in securities through electronic book-entry changes in accounts of the participants, eliminating the need for physical movement of securities certificates.

  . The Depository's participants include securities brokers and dealers, which may include the initial purchasers, banks, trust companies, clearing corporations and other organizations.

  . Access to the Depository's book-entry system is also available to others as banks, brokers, dealers and trust companies, which we refer to collectively, as the "indirect participants," that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

   ChipPAC International Company Limited expects that the Depository will credit, on its book-entry registration and transfer system, the principal amount of notes represented by the Global Note to the accounts of participants. Ownership of beneficial interests in the Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository. These records relate to the laws of various jurisdictions may require that purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Note.

   So long as the Depository, or its nominee, is the registered holder and owner of the Global Note, the Depository or the nominee, as the case may be, will be considered the sole legal owner and holder of any related notes evidenced by the Global Note. Except as provided below, as an owner of a beneficial interest in the Global Note:

  . you will not be entitled to have the notes represented by the Global Note registered in your name;

  . you will not receive or be entitled to receive physical delivery of certificated notes; and

  . you will not be considered to be the owner or holder of any exchange notes under the Global Note.

   We understand that under existing industry practice, in the event an owner of a beneficial interest in the Global Note desires to take any action that the Depository would authorize the participants to take action, and the participants would authorize beneficial owners owning through participants to take action or would otherwise act upon the instructions of beneficial owners owning through them.

   We will make payments of principal, premium, if any, and interest on notes represented by the Global Note registered in the name of and held by the Depository or its nominee to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note.

   We expect that the Depository or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on the Global Note will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests. We also expect that payments by participants or indirect participants to owners of beneficial interests in the Global Note held through these participants will be governed by standing instructions and customary practices and will be the responsibility of these participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Note for any note or for maintaining, supervising or reviewing any records relating to these procedures.

   Although the Depository has agreed to these procedures in order to facilitate transfers of interests in the Global Note among participants of the Depository, it is under no obligation to perform or continue to perform these procedures. These procedures may be discontinued at any time. Neither the trustee nor ChipPAC International Company Limited will have any responsibility or liability for the performance by the Depository or its participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Notes

   Contingent upon conditions specified in the indenture, the notes represented by the Global Note are exchangeable for certificated notes in definitive form in denominations of $1,000 and integral multiples of $1,000 if:

  . the Depository notifies ChipPAC International Company Limited that it is unwilling or unable to continue as Depository for the Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act and, in either case, we are unable to appoint a qualified successor within 90 days;

  . we in our discretion at any time determine not to have all the exchange notes represented by the Global Note; or

  . a default entitling the holders of the notes to accelerate their maturity has occurred and is continuing.

   Any note that is exchangeable as described above is exchangeable for certificated notes issuable in authorized denominations and registered in those names as the Depository shall direct. The Global Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of the Depository or its nominee.

Same-Day Payment

   The indenture requires us to make payments on the notes, including principal, premium, if any, and interest, by wire transfer of immediately available funds to the accounts specified by the holders or, if no account is specified, by mailing a check to each holder's registered address.

Change of Control

   Upon the occurrence of any of the following events, each of which we refer to as a "Change of Control," each holder shall have the right to require that ChipPAC International Company Limited repurchase the holder's notes. The purchase price shall be in cash and equal to 101% of the holder's principal amount of notes. The change of control events are:

   (1) any "person," as the term is used in Sections 13(d) and 14(d) of the Exchange Act, other than one or more Permitted Holders, is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

   (2) individuals who on the Issue Date constituted the Board of Directors, together with any new directors:

      (A) whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved; or

      (B) who were elected to the Board of Directors under the Shareholders Agreement, as amended, modified or supplemented from time to time, cease for any reason to constitute a majority of the Board of Directors then in office; or

   (3) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person, in each case other than a Person that is controlled by the Permitted Holders, if 100% of the aggregate voting power of the Voting Stock of the Company is changed into or exchanged for cash, securities or property, and do not represent, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

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   For the purposes of this clause (1), the person will be considered to beneficially own any Voting Stock of a Person held by a "parent entity" if the Person is the beneficial owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the parent entity.

   Within 30 days following any Change of Control, but contingent upon compliance with the immediately succeeding paragraph, ChipPAC International Company Limited shall mail a notice to each holder with a copy to the trustee stating:

   (1) that a Change of Control has occurred and that the holder has the right to require ChipPAC International Company Limited to purchase the holder's notes at a purchase price in cash equal to 101% of the holder's principal amount of notes plus any accrued and unpaid interest to the date of purchase, limited by holders of record on the relevant record date to receive interest on the relevant interest payment date;

   (2) the circumstances and relevant facts regarding a Change of Control;

   (3) the repurchase date which shall be no earlier than 30 days nor later than 60 days from the date the notice is mailed; and

   (4) the instructions determined by ChipPAC International Company Limited, consistent with this covenant, that a holder must follow in order to have its notes purchased.

   If the terms of the Credit Agreement prohibit ChipPAC International Company Limited from making this offer upon a Change of Control or from purchasing any notes, ChipPAC International Company Limited covenants to:

   (1) repay in full all indebtedness outstanding under the Credit Agreement or offer to repay in full that indebtedness and repay the indebtedness of each lender who has accepted the offer; or

   (2) obtain the requisite consent under the Credit Agreement to permit the purchase of the notes as described above.

   ChipPAC International Company Limited must first comply with the covenant in the prior paragraph before it will be required to purchase notes in the event of a Change of Control; provided, however, that ChipPAC International Company Limited's failure to comply with the covenant in the prior paragraph or to make a Change of Control offer because of any failure shall constitute a Default. As a result, a holder of notes may not be able to compel ChipPAC International Company Limited to purchase the notes unless ChipPAC International Company Limited is able at the time to refinance all indebtedness outstanding under the Credit Agreement or obtain requisite consents under the Credit Agreement.

   The Change of Control purchase feature was a result of negotiations between ChipPAC International Company Limited and the initial purchasers. We have no present intention to engage in a transaction involving a Change of Control, although we could decide to do so in the future. We may, in the future, be able to enter into specified types of transactions, including acquisitions, refinances or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "--Significant Covenants--Limitation on Indebtedness." These restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in these covenants, however, the indenture will not contain any covenants or provisions that may provide holders of the notes protection in the event of a highly leveraged transaction.

   The Credit Agreement prohibits us from purchasing any notes, and provides that the occurrence of change of control events constitute a default under the Credit Agreement. In the event a Change of Control occurs at a time when ChipPAC International Company Limited is prohibited from purchasing notes, ChipPAC International

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

Company Limited could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain this prohibition. If ChipPAC International Company Limited does not obtain a consent or repay these borrowings, ChipPAC International Company Limited will remain prohibited from purchasing notes. In that case, ChipPAC International Company Limited's failure to comply with this covenant would constitute a Default under the indenture which would, in turn, constitute a default under the Credit Agreement. In these circumstances, the subordination provisions in the indenture would likely restrict payment to the holders of notes.

   Future indebtedness that we may incur may contain prohibitions on the occurrence of events that would constitute a Change of Control or require that this indebtedness be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase the notes could cause a default under this indebtedness, even if the Change of Control itself does not, due to the financial effect of the repurchase on us. Finally, our ability to pay cash to the holders of notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the indenture relating to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Significant Covenants

   The indenture contains covenants which include the following:

  Limitation on Indebtedness

   (a) We shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness, except that ChipPAC and ChipPAC International Company Limited may Incur Indebtedness if, after giving pro forma effect to the Incurrence, the Consolidated Coverage Ratio exceeds 2.0 to 1.0.

   (b) Notwithstanding the provisions of paragraph (a), ChipPAC and its Restricted Subsidiaries may Incur the following Indebtedness:

       (1) Indebtedness of us or any Restricted Subsidiary Incurred under any Revolving Credit Facility; provided, however, that, immediately after giving effect to the Incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) and then outstanding does not exceed the greater of (A) $50.0 million and (B) the sum of (x) $20.0 million, (y) 50% of the book value of our inventory and that of our Restricted Subsidiaries and (z) 80% of the book value of our accounts receivables and that of our Restricted Subsidiaries; provided, however, that the Indebtedness may only be Incurred by a Restricted Subsidiary if the Indebtedness, when added together with the amount of all other Indebtedness Incurred by Restricted Subsidiaries under this clause (1) and then outstanding, does not exceed an amount equal to 50% of the greater of (x) the amount in clause (A) above and (y) the amount determined in clause
           (B) above;

       (2) Indebtedness of ChipPAC International Company Limited Incurred under any Term Loan Facilities; provided, however, that, after giving effect to the Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (2) and then outstanding does not exceed $190.0 million less the aggregate sum of all principal payments actually made from time to time after the Issue Date relating to the Indebtedness under paragraph (a)(3)(A) of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock";

       (3) Indebtedness of ChipPAC International Company Limited Incurred prior to August 5, 2001 under any Capital Expenditure Facility (and Refinancing Indebtedness of that Indebtedness) in an aggregate principal amount not to exceed $20.0 million;

       (4) Indebtedness of us or any Restricted Subsidiary owed to and held by us or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in a

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

           Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of the Indebtedness (other than to the Company or another Restricted Subsidiary) will be considered, in each case, to constitute the Incurrence of the Indebtedness by the issuer of that Indebtedness;

       (5) Indebtedness consisting of the notes, other than Additional Notes;

       (6) Indebtedness outstanding on the Issue Date, other than Indebtedness described in clause (1), (2), (3), (4) or (5) of this covenant;

       (7) Refinancing Indebtedness relating to Indebtedness Incurred under paragraph (a) or under clause (4), (5), (6), (8) or this clause (7) of this paragraph (b); provided, however, that to the extent the Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred under clause (8), the Refinancing Indebtedness shall be Incurred only by that Subsidiary;

       (8) Indebtedness of a Person Incurred and outstanding on or prior to the date on which the Person was acquired by the Company or a Restricted Subsidiary, other than Indebtedness Incurred in anticipation of, in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions where the Person was acquired by the Company or a Restricted Subsidiary; provided, however, that after giving pro forma effect to the transaction or series of related transactions,
           (a) the Consolidated Coverage Ratio increases as a consequence of the incurrence and related acquisition and (b) the Consolidated Coverage Ratio is at least 1.5 to 1.0;

       (9) Hedging Obligations of ours or any Restricted Subsidiary under Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation;

      (10) Indebtedness of ours or any Restricted Subsidiary in the form of performance bonds, completion guarantees and surety or appeal bonds entered into by us and our Restricted Subsidiaries in the ordinary course of their business;

      (11) Indebtedness consisting of the Guaranties and Guarantees of other Indebtedness otherwise permitted to be Incurred under the indenture;

      (12) Indebtedness of ours or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that the Indebtedness is satisfied within five business days of Incurrence;

      (13) Indebtedness, including Capital Lease Obligations, Incurred by us or any of our Restricted Subsidiaries to finance the purchase, lease or improvement of real or personal property or equipment, whether through the direct purchase of assets or the Capital Stock of any Person owning the assets, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred under this clause (13) and then outstanding, does not exceed the greater of (A) $15.0 million and (B) 5% of Total Assets (in each case including any Refinancing Indebtedness of that Indebtedness);

      (14) Indebtedness Incurred by us or any of our Restricted Subsidiaries constituting reimbursement obligations under letters of credit issued in the ordinary course of business including, without limitation, letters of credit to procure raw materials, or relating to workers' compensation claims or self-insurance, or other Indebtedness relating to reimbursement-type obligations regarding workers' compensation claims;

      (15) Indebtedness of ours issued to any of our directors, employees, officers or consultants or a Restricted Subsidiary in connection with the redemption or purchase of Capital Stock that, by its terms, is subordinated to the notes, is not secured by any of our assets or our Restricted Subsidiaries and does not require cash payments prior to the Stated Maturity of the notes and

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

           Refinancing Indebtedness of that Indebtedness, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred under this clause (15) and then outstanding, does not exceed $5.0 million;

      (16) Indebtedness arising from agreements of ours or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of ours, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of the business, assets or Restricted Subsidiary for the purpose of financing the acquisition; provided that the maximum assumable liability of all the Indebtedness shall at no time exceed the gross proceeds actually received by us and our Restricted Subsidiaries in connection with the disposition;

      (17) Indebtedness arising from the Recapitalization Agreement providing for indemnification, adjustment of purchase price, earn-out or other similar business obligations; and

      (18) Indebtedness of ours or a Restricted Subsidiary in an aggregate principal amount which, together with all other Indebtedness of ChipPAC and the Restricted Subsidiaries outstanding on the date of Incurrence (other than Indebtedness permitted by clauses (1) through (17) above or paragraph (a) above) does not exceed $20.0 million.

   (c) Notwithstanding this provision, we shall not, and shall not permit any Restricted Subsidiary to, Incur any Refinancing Indebtedness under the prior paragraph (b) if the proceeds from the Refinancing Indebtedness are used, directly or indirectly, to Refinance any Subordinated Obligations unless the Indebtedness shall be subordinated to the notes or the relevant Guaranty, as applicable, to at least the same extent as the Subordinated Obligations.

   (d) For purposes of determining compliance with this covenant,

      (1) if an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, ChipPAC International Company Limited, in its sole discretion, will classify the item of Indebtedness at the time of its Incurrence and only be required to include the amount and type of the Indebtedness in one of the above clauses; and

      (2) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

   (e) Notwithstanding paragraphs (a) and (b) above, neither we nor ChipPAC International Company Limited shall, and we shall not permit any Subsidiary Guarantor to, Incur (1) any Indebtedness if the Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of ChipPAC International Company Limited, the ChipPAC or the Subsidiary Guarantor, as applicable, unless the Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness or (2) any Secured Indebtedness (other than trade payables incurred in the ordinary course of business) that is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the notes or the relevant Guaranty, as applicable, equally and ratably with the Secured Indebtedness for so long as the Secured Indebtedness is secured by a Lien.

   (f) For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of the Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of the Indebtedness, provided, however, that if any of the Indebtedness denominated in a different currency is governed by a Currency Agreement relating to U.S. dollars, covering all principal, premium, if any, and interest payable on the Indebtedness, the amount of Indebtedness expressed in U.S. dollars will be as provided in the Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (i) the U.S. Dollar Equivalent was determined

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

       based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined compliance the preceding sentence, and
       (ii) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of the excess will be determined on the date the Refinancing Indebtedness is Incurred.

  Limitation on Restricted Payments

   (a) We shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time that we or the Restricted Subsidiary makes the Restricted Payment:

      (1) a Default shall have occurred and be continuing (or would result as a result of making the Restricted Payment);

      (2) we are not able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "--Limitation on Indebtedness;" or

      (3) the aggregate amount of the Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum, without duplication, of:

          (A) 50% of the Consolidated Net Income accrued during the period, treated as one accounting period, from the beginning of the fiscal quarter immediately following the fiscal quarter during which the notes are originally issued to the end of the most recent fiscal quarter for which internal financial statements are available on or prior to the date of the Restricted Payment, or, in case Consolidated Net Income shall be a deficit, minus 100% of the deficit;

          (B) the aggregate Net Cash Proceeds received by us from the issuance or sale of, or capital contribution relating to, its Capital Stock, other than Disqualified Stock, subsequent to the Issue Date, other than an issuance or sale to a Subsidiary of ours and other than an issuance or sale to an employee stock ownership plan or to a trust established by us or any of our Subsidiaries for the benefit of employees to the extent that the purchase by the plan or trust is financed by Indebtedness of the plan or trust to us or any Subsidiary or Indebtedness Guaranteed by us or any Subsidiary, and the fair market value, as determined in good faith by resolution of our Board of Directors, of property, other than cash that would constitute Temporary Cash Equivalents or a Related Business, received by us or a Restricted Subsidiary subsequent to the Issue Date as a contribution to its common equity capital, other than from a Subsidiary or that was financed with loans from us or any Restricted Subsidiary;

          (C) the amount by which Indebtedness of ours or any Restricted Subsidiary is reduced on our consolidated balance sheet upon the conversion or exchange, other than by a Subsidiary of ours subsequent to the Issue Date of any Indebtedness of ours or any Restricted Subsidiary convertible or exchangeable for our Capital Stock, other than Disqualified Stock, less the amount of any cash, or the fair value of any other property, distributed by us or any Restricted Subsidiary upon the conversion or exchange; and

          (D) an amount equal to the sum of (i) the net reduction in Investments in any Person resulting from dividends, repayments of loans or advances or other transfers of assets subsequent to the Issue Date, in each case to us or any Restricted Subsidiary from the Person, and (ii) the portion, proportionate to our equity interest in the Subsidiary, of the fair market value of the net assets of an Unrestricted Subsidiary at the time the Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that this sum shall not exceed, in the case of any Person, the amount of Investments previously made, and treated as a Restricted Payment, by us or any Restricted Subsidiary in the Person.

   (b) The provisions of the prior paragraph (a) shall not prohibit:

      (1) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, or capital contribution relating to, our Capital Stock, other than Disqualified

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

           Stock and other than Capital Stock issued or sold to a Subsidiary of ours or an employee stock ownership plan or to a trust established by us or any of our Subsidiaries for the benefit of employees to the extent that the purchase by the plan or trust is financed by Indebtedness of the plan or trust to us or any Subsidiary of ours or Indebtedness Guaranteed by us or any Subsidiary of ours; provided, however, that (A) the Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from the sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

       (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred under the covenant described under "--Limitation on Indebtedness;" provided, however, that the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

       (3) any purchase or redemption of Disqualified Stock of ChipPAC or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of ChipPAC or a Restricted Subsidiary which is permitted to be Incurred under the covenant described under "--Limitation on Indebtedness;" provided, however, that the purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

       (4) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock;" provided, however, that the purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

       (5) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the notes under the covenant described under "Change of Control" above, including the purchase of the notes tendered, any purchase or redemption of Subordinated Obligations required under the terms of the Subordinated Obligations as a result of the Change of Control at a purchase or redemption price not to exceed the outstanding principal amount of the Subordinated Obligations, plus any accrued and unpaid interest; provided, however, that:

           (A) at the time of the purchase or redemption no Default shall have occurred and be continuing or would result from the purchase or redemption;

           (B) we would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "--Limitation on Indebtedness" after giving pro forma effect to the Restricted Payment; and

           (C) the purchase or redemption shall be included in the calculation of the amount of Restricted Payments;

       (6) dividends paid within 60 days after the date of declaration of the dividends if, at the date of declaration, the dividends would have complied with this covenant; provided, however, that the dividends shall be included in the calculation of the amount of Restricted Payments;

       (7) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, consultants, former consultants, directors or former directors of the Company or any of its Subsidiaries, or permitted transferees of these employees, former employees, consultants, former consultants, directors or former directors), under the terms of the agreements, including employment and consulting agreements, or plans, or amendments approved by the Board of Directors under which these individuals purchase or sell or are granted the option to purchase or sell, shares of the common stock; provided, however, that the aggregate amount of the repurchases shall not exceed the sum of:

           (x) $5.0 million;

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

           (y) the Net Cash Proceeds from the sale of Capital Stock to members of management or directors of the Company and its Subsidiaries that occurs after the Issue Date, to the extent the Net Cash Proceeds from the sale have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3)(B) of paragraph (a) above; and

           (z) the cash proceeds of any "key man" life insurance policies that are used to make the repurchases; provided further, however, that (A) the repurchases shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from the sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

       (8) payments required under the terms of the Recapitalization Agreement to consummate the recapitalization; provided, however, that the payments shall be excluded in the calculation of the amount of Restricted Payments;

       (9) payments relating to the Hyundai Earn-out under the terms of the Recapitalization Agreement as in effect on the Issue Date; provided, however, that the payments shall be excluded in the calculation of the amount of Restricted Payments;

      (10) payments of in-kind dividends when due or the accrual or cumulation of dividends on the Hyundai Preferred Stock under the terms of the Hyundai Preferred Stock as in effect on the Recapitalization Closing Date; provided, however, that the payments shall be excluded in the calculation of the amount of Restricted Payments;

      (11) payments of cash dividends when due on and after 5 1/2 years from the Recapitalization Closing Date on the Hyundai Preferred Stock under the terms of the Hyundai Preferred Stock as in effect on the Recapitalization Closing Date; provided, however, that the payments shall be included in the calculation of the amount of Restricted Payments;

      (12) repurchases of Capital Stock deemed to occur upon the exercise of stock options if the Capital Stock represents a portion of the exercise price of the stock options; provided, however, that the payments shall be excluded in the calculation of the amount of Restricted Payments;

      (13) payments not to exceed $200,000 in the aggregate solely to enable us to make payments to holders of our Capital Stock in lieu of the issuance of fractional shares of our Capital Stock; provided, however, that the payments shall be excluded in the calculation of the amount of Restricted Payments;

      (14) Restricted Payments not to exceed $15.0 million payable on Capital Stock, including Disqualified Stock, issued to customers, clients, suppliers or purchasers or sellers of goods or services of ours or a Restricted Subsidiary in connection with a strategic investment in us or a Restricted Subsidiary by the customers, clients, suppliers or purchasers or sellers of goods or services; provided, however, that the payments shall be included in the calculation of the amount of Restricted Payments;

      (15) Restricted Payments not exceeding $15.0 million in the aggregate for any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations; provided, however, that (A) at the time of the Restricted Payments, no Default shall have occurred and be continuing or result from the Restricted Payments, and (B) the Restricted Payments shall be included in the calculation of the amount of Restricted Payments;

      (16) the distribution, as a dividend or otherwise, of shares of Capital Stock or assets of an Unrestricted Subsidiary provided that the fair market value, as determined in good faith by our Board of Directors, of the shares of Capital Stock or assets shall not exceed the amount of the Investments that were made, and not subsequently reduced under clause (3)(D) of paragraph (a) above, by us in the Unrestricted Subsidiary and were treated as Restricted Payments or were

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

           included in the calculation of the amount of Restricted Payments previously made; provided, however, that (A) the distributions shall be excluded in the calculation of the amount of Restricted Payments and (B) any net reduction in Investments in the Unrestricted Subsidiary resulting from the distribution shall be excluded from the calculation of amounts under clause (3)(D) of paragraph (a) above; or

      (17) Restricted Payments not exceeding $7.5 million in the aggregate; provided, however, that (A) at the time of the Restricted Payments, no Default shall have occurred and be continuing or result from the restricted payments and (B) the Restricted Payments shall be included in the calculation of the amount of Restricted Payments.

  Limitation on Restrictions on Distributions from Restricted Subsidiaries

   We shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to
(a) pay dividends or make any other distributions on its Capital Stock to us or any Restricted Subsidiary or pay any Indebtedness owed to ChipPAC International Company Limited or us, (b) make any loans or advances to ChipPAC International Company Limited or us or (c) transfer any of its property or assets to ChipPAC International Company Limited or us, except:

    (1) any encumbrance or restriction under an agreement in effect at or entered into on the Issue Date, including the indenture, the notes and the Guaranties, or, in the case of the Credit Agreement, as in effect on the Recapitalization Closing Date;

    (2) any encumbrance or restriction relating to a Restricted Subsidiary under an agreement relating to any Indebtedness Incurred by the Restricted Subsidiary on or prior to the date on which the Restricted Subsidiary was acquired by us, other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions where the Restricted Subsidiary became a Restricted Subsidiary or was acquired by us, and outstanding on that date;

    (3) any encumbrance or restriction under an agreement (A) evidencing Indebtedness Incurred without violation of the indenture or (B) effecting a Refinancing of Indebtedness Incurred under an agreement referred to in clause (1) or (2) of this covenant or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or
        (2) of this covenant or this clause (3); provided, however, that in the case of clauses (A) and (B), the encumbrances and restrictions relating the Restricted Subsidiary contained in the refinancing agreement or amendment are, in the good faith judgment of the Board of Directors, no more restrictive in any material respect than the encumbrances and restrictions relating to the Restricted Subsidiary contained in agreements of the Restricted Subsidiary in effect at, or entered into on, the Issue Date or the Recapitalization Closing Date;

    (4) any encumbrance or restriction consisting of customary non- assignment provisions in leases governing leasehold interests to the extent the provisions restrict the transfer of the lease or the property leased thereunder or in licenses entered into in the ordinary course of business to the extent the licenses restrict the transfer of the license or the property licensed under the license;

    (5) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary so long as the restrictions solely restrict the transfer of the property governed by the security agreements or mortgages;

    (6) restrictions on the transfer of assets under any Lien permitted under the indenture imposed by the holder of the Lien;

    (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (c) above;

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

    (8) provisions relating to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

    (9) any restriction relating to a Restricted Subsidiary imposed under an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of the Restricted Subsidiary pending the closing of the sale or disposition;

   (10) any restriction arising under applicable law, regulation or order;

   (11) any agreement or instrument governing Capital Stock, other than Disqualified Stock, of any Person that is in effect on the date the Person is acquired by us or a Restricted Subsidiary;

   (12) any restriction on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

   (13) any restriction in any agreement that is not more restrictive than the restrictions under the terms of the Credit Agreement as in effect on the Recapitalization Closing Date.

  Limitation on Sales of Assets and Subsidiary Stock

   (a) We shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

      (1) we or the Restricted Subsidiary receives consideration at the time of the Asset Disposition at least equal to the fair market value, including as to the value of all non-cash consideration, as determined in good faith by the Board of Directors, of the shares and assets that are part of the Asset Disposition;

      (2) at least 75% of the consideration received by us or the Restricted Subsidiary from the Asset Disposition is in the form of cash or cash equivalents; and

      (3) an amount equal to 100% of the Net Available Cash from the Asset Disposition is applied by us or the Restricted Subsidiary, as the case may be, in one or more of the following ways:

          (A) to the extent we elect or are required by the terms of any Indebtedness, to prepay, repay, redeem or purchase Senior Indebtedness of ChipPAC International Company Limited or Indebtedness, other than any Disqualified Stock, of ours or another Restricted Subsidiary of ours, in each case other than Indebtedness owed to the Company or an Affiliate of the Company, within one year from the later of the closing date of the Asset Disposition and the receipt of the Net Available Cash;

          (B) to the extent we elect, to acquire Additional Assets within one year from, or enter into a binding commitment to acquire Additional Assets; provided that the commitment shall be subject only to customary conditions, other than financing, and the acquisition shall be consummated within two years from the later of the closing date of the Asset Disposition and the receipt of the Net Available Cash; and

          (C) to the extent we elect, or to the extent of the balance of the Net Available Cash after application in compliance with clauses
              (A) and (B), to make an offer to the holders of the notes and to holders of other Senior Subordinated Indebtedness of ChipPAC International Company Limited designated by ChipPAC International Company Limited to purchase notes and the other Senior Subordinated Indebtedness in compliance with the conditions contained in the indenture;

       provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness under clause (A) or (C) above, we or the Restricted Subsidiary shall permanently retire the Indebtedness and, in the case of any revolving facility, shall cause the related loan commitment, if any, to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

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

       Notwithstanding the provisions of this paragraph, we and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in compliance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in compliance with this paragraph exceeds $10.0 million. Pending application of Net Available Cash under this covenant, the Net Available Cash shall be invested in Permitted Investments or used to temporarily reduce loans outstanding under any revolving credit facility.

   For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

      (x) the assumption of Indebtedness of ours or any Restricted Subsidiary and the release of us or the Restricted Subsidiary from all liability on the Indebtedness as part of the Asset Disposition;

      (y) securities, notes or other obligations received by us or any Restricted Subsidiary from the transferee that are promptly converted by us or the Restricted Subsidiary into cash; and

      (z) any Additional Assets, so long as the Additional Assets were acquired for fair market value in connection with the transaction giving rise to the Asset Disposition, as determined in good faith by the board of directors of the Company or the Restricted Subsidiary, as applicable, which Additional Assets will be considered to have been acquired under clause (A) of the preceding paragraph as part of the Asset Disposition.

   (b) In the event of an Asset Disposition that requires the purchase of the notes under clause (a)(3)(C) above, and the purchase of other Senior Subordinated Indebtedness, ChipPAC International Company Limited will be required to purchase notes tendered in an offer by ChipPAC International Company Limited for the notes, and other Senior Subordinated Indebtedness, at a purchase price of 100% of their principal amount, without premium, plus accrued but unpaid interest, or, relating to the other Senior Subordinated Indebtedness, the lesser price, if any, as may be provided for by the terms of the Senior Subordinated Indebtedness in compliance with the procedures, including prorating in the event of oversubscription, in the indenture. If the aggregate purchase price of the notes, and any other Senior Subordinated Indebtedness, tendered exceeds the Net Available Cash allotted to the purchase of the notes, and any other Senior Subordinated Indebtedness, ChipPAC International Company Limited will select the notes, and any other Senior Subordinated Indebtedness, to be purchased on a pro rata basis but in denominations of $1,000 or multiples of $1,000. ChipPAC International Company Limited shall not be required to make an offer to purchase notes, and other Senior Subordinated Indebtedness, under this covenant if the Net Available Cash available for the offer is less than $10.0 million, which lesser amount shall be carried forward for purposes of determining whether an offer is required for the Net Available Cash from any subsequent Asset Disposition.

   (c) ChipPAC International Company Limited shall comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes under this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, ChipPAC International Company Limited shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause as a result of complying with the provisions of any securities laws or regulations.

  Limitation on Affiliate Transactions

   (a) We shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction, including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service, with any Affiliate of ours involving aggregate consideration in excess of $2.5 million (an "Affiliate Transaction") unless the terms of that transaction:

      (1) are no less favorable to us or the Restricted Subsidiary than those that could be obtained at the time of the transaction in arm's-length dealings with a Person who is not an Affiliate;

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

      (2) have been approved by a majority of the disinterested members of the Board of Directors; and

      (3) if the Affiliate Transaction involves an amount in excess of $10.0 million, have been determined by (A) a nationally recognized investment banking firm to be fair, from a financial standpoint, to us and our Restricted Subsidiaries or (B) an accounting or appraisal firm nationally recognized in making determinations of this kind to be on terms that are not less favorable to us and our Restricted Subsidiaries than the terms that could be obtained in an arms-length transaction from a Person that is not our Affiliate.

   (b) The provisions of the prior paragraph (a) shall not prohibit;

      (1) any Restricted Payment permitted to be paid under the covenant described under "--Limitation on Restricted Payments;"

      (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise under, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

      (3) the grant of stock options or similar rights to our employees and directors or those of our Restricted Subsidiaries under plans or agreements approved by the Board of Directors;

      (4) loans or advances to employees, directors, officers or consultants
          (A) in the ordinary course of business or (B) otherwise in an aggregate amount not to exceed $5.0 million in the aggregate outstanding at any one time;

      (5) reasonable fees, compensation or employee benefit arrangements to and indemnity provided for the benefit of employees, directors, officers or consultants of ours or any Subsidiary in the ordinary course of business;

      (6) any transaction exclusively between or among us and our Restricted Subsidiaries or between or among Restricted Subsidiaries; provided, however, that the transactions are not otherwise prohibited by the indenture;

      (7) the payment of management, consulting and advisory fees and related expenses made under the Advisory Agreements as in effect on the Recapitalization Closing Date and the payment of other customary management, consulting and advisory fees and related expenses to the Principals and their Affiliates made under any financial advisory, financing, underwriting or placement agreement or under other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which fees and expenses are made under arrangements approved by our board of directors or that of the Restricted Subsidiary in good faith;

      (8) any Affiliate Transaction with Hyundai Electronics and its Affiliates under written agreements in effect on the Recapitalization Closing Date and as amended, renewed or extended from time to time; provided, however, that any amendment, renewal or extension shall not contain terms which are materially less favorable to us and our Restricted Subsidiaries than those in the agreements in effect on the Recapitalization Closing Date;

      (9) any agreement with us or any Restricted Subsidiary as in effect as of the Recapitalization Closing Date or any amendment or replacement or any transaction contemplated thereby, including under any amendment, so long as any amendment or replacement agreement is not more disadvantageous to us or the Restricted Subsidiary in any material respect than the original agreement as in effect on the Recapitalization Closing Date;

      (10)the existence of, or the performance by us or any of our Restricted Subsidiaries of obligations under the terms of, the Shareholders Agreement and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by us or any of our Restricted Subsidiaries of obligations under, any future amendment to any existing agreement or

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

           under any similar agreement entered into after the Recapitalization Closing Date shall only be permitted by this clause (10) to the extent that the terms of the amendment or new agreement are not more disadvantageous to us or the Restricted Subsidiary in any material respect;

      (11) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business, including, without limitation, under joint venture agreements, and otherwise in compliance with the terms of the indenture which are fair to us and our Restricted Subsidiaries, in the reasonable determination of the board of directors or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at the time from an unaffiliated party; and

      (12) the issuance or sale of any of our Capital Stock, other than Disqualified Stock.

  Merger and Consolidation

   Neither ChipPAC International Company Limited nor we shall consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person, unless:

   (1) the resulting, surviving or transferee Person, that we refer to as a "Successor Company," shall be a Person organized and existing under the laws of the British Virgin Islands or of the United States of America, any State thereof or the District of Columbia and the Successor Company, if not us or ChipPAC International Company Limited, shall expressly assume, by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, all the obligations of ChipPAC International Company Limited or us, as applicable, under the indenture and the Company Guaranty or the notes, as applicable;

   (2) immediately after giving effect to the transaction, and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of the transaction as having been Incurred by the Successor Company or the Subsidiary at the time of the transaction, no Default shall have occurred and be continuing;

   (3) immediately after giving effect to the transaction, (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "--Limitation on Indebtedness" or (B) the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or greater than the same ratio for us and our Restricted Subsidiaries immediately prior to the transaction;

   (4) ChipPAC International Company Limited or us, as applicable, shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and any supplemental indenture comply with the indenture;

   (5) If the merging corporation is organized and existing under the laws of the British Virgin Islands and the Successor Company is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or if the merging corporation is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company is organized and existing under the laws of the British Virgin Islands, which we refer to any of the previous events as a "Foreign Jurisdiction Merger," ChipPAC International Company Limited or ChipPAC, as applicable, shall have delivered to the trustee an Opinion of Counsel that the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the transaction and will be governed by U.S. Federal income tax on the same amounts and at the same times as would have been the case if the transaction had not occurred; and

   (6) In the event of a Foreign Jurisdiction Merger, ChipPAC International Company Limited or ChipPAC, as applicable, shall have delivered to the trustee an Opinion of Counsel in the British Virgin Islands or other applicable jurisdiction that (A) any payment of interest or principal under or relating to the notes

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

       or the Guaranties will, after the consolidation, merger, conveyance, transfer or lease of assets, be exempt from the Taxes described under "--Withholding Taxes" and (B) no other taxes on income, including capital gains, will be payable under the laws of the British Virgin Islands or any other jurisdiction where the Successor Company is or becomes organized, resident or engaged in business for tax purposes relating to the acquisition, ownership or disposition of the notes, including the receipt of interest or principal thereon, provided that the holder does not use or hold, and is not deemed to use or hold the notes in carrying on a business in the British Virgin Islands or other jurisdiction where the Successor Company is or becomes organized, resident or engaged in business for tax purposes, provided, however, that clause (3) above shall not apply (x) if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a resolution of the Board of Directors, the principal purpose and effect of the transaction is to change the jurisdiction of incorporation of ChipPAC International Company Limited or the Company or (y) in the case of a merger of ChipPAC International Company Limited or the Company with or into a Wholly Owned Subsidiary of ours.

   The Successor Company shall be the successor to us or ChipPAC International Company Limited, as the case may be, and shall succeed to, and be substituted for, and may exercise every right and power of, ChipPAC International Company Limited or us under the indenture, and the predecessor Issuer or Company, except in the case of a lease, shall be automatically released from its obligations under the Company Guaranty, the notes and the indenture.

   We will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

   (1) the resulting, surviving or transferee Person if not the Subsidiary shall be a Person organized and existing under the laws of the jurisdiction under which the Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and the Person shall expressly assume, by executing a supplemental indenture or Guaranty Agreement, as applicable, all the obligations of the Subsidiary under the indenture or its Subsidiary Guaranty and under the notes and the indenture;

   (2) immediately after giving effect to the transaction or transactions on a pro forma basis, and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of the transaction as having been issued by the Person at the time of the transaction, no Default shall have occurred and be continuing; and

   (3) we deliver to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture or Guaranty Agreement, if any, complies with the indenture.

   The provisions of clauses (1) and (2) above shall not apply to any one or more transactions involving a Subsidiary Guarantor which constitute an Asset Disposition if we have complied with the applicable provisions of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" above.

  Future Guarantors

   If, after the Issue Date, we form or otherwise acquire, directly or indirectly, any Restricted Subsidiary, we shall cause the Restricted Subsidiary to Guarantee the notes under a Subsidiary Guaranty on the terms and conditions in the indenture and the Subsidiary Guaranty Agreement; provided, however, in the event we or a Restricted Subsidiary forms or otherwise acquires, directly or indirectly, a Restricted Subsidiary organized under the laws of a jurisdiction other than the United States and the jurisdiction prohibits by law, regulation or order the Restricted Subsidiary from providing a Guarantee, we shall use all commercially reasonable efforts, including pursuing required waivers, over a period up to one year, to provide the Guarantee; provided, however, that we shall not be required to use commercially reasonable efforts relating to the subsidiaries for more than a one-year

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

period or a shorter period as we shall determine in good faith that we have used all commercially reasonable efforts. If we or the Restricted Subsidiary is unable during the period to obtain an enforceable Guarantee in the jurisdiction, then the Restricted Subsidiary shall not be required to provide a Guarantee of the notes under to the Subsidiary Guaranty so long as the Restricted Subsidiary does not Guarantee any other Indebtedness of ours and our Restricted Subsidiaries.

  Limitation on Assets of Non-Subsidiary Guarantors

   We shall not permit our Restricted Subsidiaries that are not Subsidiary Guarantors, excluding ChipPAC Assembly and Test (Shanghai) Company, Ltd. and ChipPAC (Shanghai) Company Ltd. or any successors, to collectively hold at any one time more than 33 1/3% of the consolidated assets of ours and our Restricted Subsidiaries.

  Limitation on Sale of the Capital Stock of ChipPAC International Company
  Limited

   For so long as any of the notes are outstanding, ChipPAC International Company Limited will continue to be, directly or indirectly, a Wholly Owned Subsidiary of ours.

  SEC Reports

   Whether or not we must comply with the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will file with the SEC and provide the trustee and noteholders with annual reports and information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation that would be required to make these filings, at the times specified for the filings under these Sections. However, we will not be required to file any reports, documents or other information if the SEC will not accept a filing.

Defaults

   Each of the following is an Event of Default:

   (1) a default in the payment of interest or any Additional Amounts on the notes when due, continued for 30 days;

   (2) a default in the payment of principal of any note when due at its Stated Maturity, upon redemption, upon required repurchase, upon declaration or otherwise;

   (3) the failure by us, ChipPAC International Company Limited or any Subsidiary Guarantor to comply with its obligations under "--Significant Covenants--Merger and Consolidation" above;

   (4) the failure by us or any Restricted Subsidiary to comply for 30 days after notice with any of its obligations in the covenants described above under "--Change of Control," other than a failure to purchase the exchange notes, or under "--Significant Covenants" under "--Limitation on Indebtedness," "--Limitation on Restricted Payments," "--Limitation on Restrictions on Distributions from Restricted Subsidiaries," "--Limitation on Sales of Assets and Subsidiary Stock," other than a failure to purchase the notes, "--Limitation on Affiliate Transactions," "--Future Guarantors," "--Limitation on Assets of Non-Subsidiary Guarantors," "--Limitation on Sale of the Capital Stock of ChipPAC International Company Limited" or "--SEC Reports;"

   (5) the failure by us or any Restricted Subsidiary to comply for 60 days after notice with our or its other agreements contained in the indenture;

   (6) Indebtedness of ours, ChipPAC International Company Limited or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof

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

       because of a default and the total amount of the Indebtedness unpaid or accelerated exceeds $10.0 million which we refer to as the "cross acceleration provision;"

   (7) events of bankruptcy, insolvency or reorganization of us, ChipPAC International Company Limited or a Significant Subsidiary as specified in the indenture, which we refer to as the "bankruptcy provisions;"

   (8) any judgment or decree for the payment of money in excess of $10.0 million is entered against us, ChipPAC International Company Limited or a Significant Subsidiary, remains outstanding for a period of 60 days following the judgment and is not discharged, waived or stayed within 10 days after notice which we refer to as the "judgment default provision;" or

   (9) the Company Guaranty or any Subsidiary Guaranty of a Significant Subsidiary ceases to be in full force and effect, other than in compliance with the terms of the Company Guaranty or the Subsidiary Guaranty or the ChipPAC or any Significant Subsidiary that is a Subsidiary Guarantor denies or disaffirms its obligations under the Company Guaranty or its Subsidiary Guaranty, as the case may be.

   However, a default under clauses (4), (5) and (8) will not constitute an Event of Default until the trustee or the holders of 25% in principal amount of the outstanding notes notify ChipPAC International Company Limited and us of the default and ChipPAC International Company Limited or ChipPAC does not cure the default within the time specified after receipt of the notice.

   If an Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on all the notes to be due and payable. Upon a declaration, the principal and interest shall be due and payable immediately; provided, however, that if upon the declaration there are any amounts outstanding under the Credit Agreement and the amounts thereunder have not been accelerated, the principal and interest shall be due and payable upon the earlier of the time the amounts are accelerated or five Business Days after receipt by ChipPAC International Company Limited and us and the Representative under the Credit Agreement of the declaration. If an Event of Default relating to specific events of bankruptcy, insolvency or reorganization of us or ChipPAC International Company Limited occurs and is continuing, the principal of and interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders of the notes. The holders of a majority in principal amount of the outstanding notes may rescind any acceleration relating to the notes and its consequences.

   Contingent upon the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes unless the holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy under the indenture or the notes unless:

   (1) the holder has previously given the trustee notice that an Event of Default is continuing;

   (2) holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

   (3) the holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

   (4) the trustee has not complied with the request within 60 days after receiving the request and the offer of security or indemnity; and

   (5) the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction inconsistent with the request within the 60-day period.

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

   If conditions in the indenture are met, holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of a note or that would involve the trustee in personal liability.

   The indenture provides that if a Default occurs and is continuing and is known to the trustee, the trustee must mail to each holder of the notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the notes. In addition, ChipPAC International Company Limited is required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether its signers know of any Default that occurred during the previous year. ChipPAC International Company Limited also is required to deliver to the trustee, within 30 days, written notice of any event which would constitute specific types of Defaults, their status and what action ChipPAC International Company Limited is taking or proposes to take.

Amendments and Waivers

   If conditions in the indenture are met, the indenture may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding, including consents obtained in connection with a tender offer or exchange for the notes, and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note so affected, no amendment may:

   (1) reduce the amount of notes whose holders must consent to an amendment;

   (2) reduce the rate of or extend the time for payment of interest on any note;

   (3) reduce the principal of or extend the Stated Maturity of any note;

   (4) reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described under "--Optional Redemption" or "--Redemption for Changes in British Virgin Islands Withholding Taxes" above;

   (5) make any note payable in money other than that stated in the note;

   (6) impair the right of any holder of the notes to receive payment of principal of and interest on the holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or relating to the holder's notes;

   (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions; or

   (8) make any change in the Company Guaranty or any Subsidiary Guaranty that would adversely affect the Noteholders.

   In addition, any amendment to the subordination provisions of the indenture that would adversely affect the holders of the notes will require the consent of the holders of at least 75% in aggregate principal amount of the notes then outstanding. However, no amendment may be made to the subordination provisions of the indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of that Senior Indebtedness, or their Representative, consents to the change.

   Without the consent of any holder of the notes, ChipPAC International Company Limited and trustee may amend the indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of ChipPAC International Company Limited under the indenture, provided, that ChipPAC International Company Limited or ChipPAC delivers to the trustee the Opinions of

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Counsel described in clauses five and six of "Significant Covenants--Merger and
Consolidation" if the opinions are required by the provisions of these clauses, to provide for uncertificated notes in addition to or in place of certificated notes, provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner that the uncertificated notes are described in Section 163(f)(2)(B) of the Code, to add guarantees of the notes, to release a Subsidiary Guaranty when permitted by the indenture, to secure the notes, to add to our covenants and those of our Restricted Subsidiaries for the benefit of the holders of the notes or to surrender any right or power conferred upon us and our Restricted Subsidiaries, to make any change that does not adversely affect the rights of any holder of the notes or to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

   The consent of the holders of the notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if the consent approves the substance of the proposed amendment.

   After an amendment under the indenture becomes effective, ChipPAC International Company Limited is required to mail to holders of the notes a notice briefly describing the amendment. However, the failure to give notice to all holders of the notes, or any defect in the notice, will not impair or affect the validity of the amendment.

Transfer

   The notes will be issued in registered form and will be transferable only upon the surrender of the notes being transferred for registration of transfer. ChipPAC International Company Limited may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with transfers and exchanges.

Defeasance

   ChipPAC International Company Limited and ChipPAC at any time may terminate all of our obligations under the notes and the indenture, which we refer to as "legal defeasance," except for obligations respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent for the notes. ChipPAC International Company Limited or ChipPAC at any time may terminate our obligations under "--Change of Control" and under the covenants described under "--Significant Covenants," other than the covenant described under "--Merger and Consolidation," the operation of the cross acceleration provision, the bankruptcy provisions relating to Significant Subsidiaries and the judgment default provision described under "--Defaults" above and the limitations contained in clause (3) of the first paragraph under "--Significant Covenants--Merger and Consolidation" above, which we refer to as "covenant defeasance."

   ChipPAC International Company Limited and ChipPAC may exercise our legal defeasance option notwithstanding the prior exercise of their covenant defeasance option. If ChipPAC International Company Limited or ChipPAC exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default. If ChipPAC International Company Limited or ChipPAC exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause
(4), clause (6), clause (7) with respect only to Significant Subsidiaries or clause (8) under "--Defaults" above or because of the failure of us to comply with clause (3) of the first paragraph under "--Significant Covenants--Merger and Consolidation" above or the failure of ChipPAC International Company Limited or any Subsidiary Guarantor to comply with the limitation under the third paragraph under "--Significant Covenants--Merger and Consolidation" above. If ChipPAC International Company Limited or ChipPAC exercises its legal defeasance option or its covenant defeasance option, we and each Subsidiary Guarantor will be released from all of our obligations relating to the Company Guaranty or its Subsidiary Guaranty, as the case may be.

   In order to exercise either defeasance option, ChipPAC International Company Limited or ChipPAC must irrevocably deposit in trust, which we refer to as the "defeasance trust," with the trustee money or

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U.S. Government Obligations for the payment of principal and interest on the notes to redemption or maturity, as the case may be, and must comply with other conditions, including delivery to the trustee of

   (i) an Opinion of Counsel that holders of the notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the deposit and defeasance and will be governed by U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred, and, in the case of legal defeasance only, the Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. Federal income tax law, and

  (ii) an Opinion of Counsel in each of the British Virgin Islands and any other jurisdiction in which ChipPAC International Company Limited or ChipPAC is organized, resident or engaged in business for tax purposes that:

      (A) holders of the notes will not recognize income gain or loss for purposes of the tax laws of the jurisdiction as a result of legal defeasance or covenant defeasance, as applicable, and will be subject for purposes of the tax laws of that jurisdiction to income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance or covenant defeasance had not occurred; and

      (B) payments from the defeasance trust will be free or exempt from any and all withholding and other taxes of whatever nature of the jurisdiction or any political subdivision or taxing authority except in the case of a payment made to a holder which can be taxed by reason of the holder's carrying on a business in the British Virgin Islands or other jurisdiction.

Concerning the Trustee

   U.S. Bank, N.A. is the trustee under the indenture and will be the registrar and paying agent with regard to the notes.

   The holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, with exceptions provided in the indenture. The indenture provides that if an Event of Default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless the holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the indenture.

Governing Law

   The indenture provides that it and the notes will be governed by the laws of the State of New York without giving effect to conflicts of laws rules.

Enforceability of Judgments

   Since substantially all of the operating assets of ChipPAC International Company Limited, ChipPAC and their Subsidiaries are outside the United States, any judgment obtained in the United States against ChipPAC International Company Limited, ChipPAC or a Subsidiary Guarantor, including judgments relating to the payment of principal, interest, Additional Amounts, redemption price and any purchase price of the notes, may not be collectible within the United States.

   ChipPAC International Company Limited has been informed by its British Virgin Island counsel, Harney Westwood & Riegels, that in its opinion the applicable laws of the British Virgin Islands permit an action to be brought in a court of competent jurisdiction in the British Virgin Islands on a final and conclusive judgment in personam of a United States federal court or a court of the State of New York sitting in the Borough of Manhattan in The City of New York, respecting the enforcement of the notes or the indenture, including the Company Guaranty and the Subsidiary Guaranties, that is not impeachable as void or voidable under the laws of the State of New York and that is for a specified sum in money if:

  . the New York court that rendered the judgment has jurisdiction over the judgment debtor, as recognized by the courts of the British Virgin Islands and in compliance with the British Virgin Islands' conflict of laws rules and submission by ChipPAC International Company Limited, ChipPAC, Inc. and the Subsidiary Guarantors in the indenture to the jurisdiction of the New York court will be sufficient for this purpose;

  . the judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as that term is understood under the applicable laws of the British Virgin Islands;

  . the enforcement of the judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriator, public or penal laws;

  . no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by the British Virgin Islands; and

  . the action to enforce the judgment is commenced within six years after the date of the judgment.

   Furthermore, ChipPAC International Company Limited has been advised by its counsel that they do not know of any reason under present laws of the British Virgin Islands for avoiding recognition of the judgment of New York court under the indenture, including the Company Guaranty and the Subsidiary Guaranties, or on the notes based upon a reasonable interpretation of public policy.

Consent to Jurisdiction and Service

   The indenture provides that ChipPAC International Company Limited, ChipPAC and each Subsidiary Guarantor will appoint CT Corporation System, 1633 Broadway, New York, New York 10019 as its agent for actions brought under Federal or state securities laws brought in any Federal or state court located in the Borough of Manhattan in The City of New York and will submit to that jurisdiction.

Definitions

   "Additional Assets" means:

   (1) any property or assets, other than Indebtedness and Capital Stock, in a Related Business;

   (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of the Capital Stock by the Company or another Restricted Subsidiary; or

   (3) Capital Stock constituting a minority interest in any Person that is a Restricted Subsidiary;

provided, however, that the Restricted Subsidiary described in clauses (2) or
(3) above is primarily engaged in a Related Business.

   "Advisory Agreements" mean each of the advisory agreements by and between ChipPAC, Inc., ChipPAC Limited, ChipPAC International Company Limited and each Principal entered into on the Recapitalization Closing Date, as the same may be amended from time to time in a manner that is not more disadvantageous to us in any material respect than the original agreement as in effect on the Recapitalization Closing Date.

   "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with the specified Person. For the purposes of this definition,

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"control" when used relating to any Person means the power to direct the management and policies of Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have correlative meanings. For purposes of the provisions described under "--Significant Covenants--Limitation on Restricted Payments," "--Significant Covenants--Limitation on Affiliate Transactions" and "--Significant Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of our Voting Stock, on a fully diluted basis, or of rights or warrants to purchase the Capital Stock, whether or not currently exercisable and any Person who would be an Affiliate of the beneficial owner under the first sentence of this definition.

   "Asset Disposition" means any sale, lease, other than operating leases entered into in the ordinary course of business, transfer or other disposition, or series of related sales, leases, transfers or dispositions by us or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction, each referred to for the purposes of this definition as a "disposition," of (1) any shares of Capital Stock of a Restricted Subsidiary, other than directors' qualifying shares or shares required by applicable law to be held by a Person other than us or a Restricted Subsidiary, (2) all or substantially all the assets of any division or line of business of ours or any Restricted Subsidiary or (3) any other assets of ours or any Restricted Subsidiary outside of the ordinary course of our business or that of the Restricted Subsidiary, other than, in the case of (1), (2) and
(3) above, (w) a disposition by a Restricted Subsidiary to us or by us or a Restricted Subsidiary to a Restricted Subsidiary, (x) for purposes of the covenant described under "--Significant Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under "--Significant Covenants--Limitation on Restricted Payments," (y) sales or other dispositions of obsolete, uneconomical, negligible, worn-out or surplus assets in the ordinary course of business, including but not limited to equipment and intellectual property and (z) disposition of assets with a fair market value of less than $1,000,000; provided, however, that a disposition of all or substantially all of our assets and our Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger and Consolidation" and not by the provisions of the "--Limitation on Sales of Assets and Subsidiary Stock" covenant.

   "Attributable Debt" relating to a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale/Leaseback Transaction, including any period for which the lease has been extended.

   "Average Life" means, as of the date of determination, relating to any Indebtedness or Preferred Stock, the quotient obtained by dividing: (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of the Indebtedness or redemption or similar payment relating to the Preferred Stock multiplied by the amount of the payment by (2) the sum of all the payments.

   "Bain" means Bain Capital, Inc.

   "Banks" has the meaning specified in the Credit Agreement.

   "Bank Indebtedness" means all Obligations under the Credit Agreement.

   "Board of Directors" means the Board of Directors of ChipPAC or any committee of the Board duly authorized to act on behalf of the Board.

   "Business Day" means each day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law to close in New York City.

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   "Capital Expenditure Facility" means the capital expenditure facility contained in the Credit Agreement.

   "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purpose compliance with GAAP, and the amount of Indebtedness represented by the obligation shall be the capitalized amount of the obligation determined in compliance with GAAP; and the Stated Maturity of the obligation shall be the date of the last payment of rent or any other amount due under the lease prior to the first date upon which the lease may be terminated by the lessee without payment of a penalty.

   "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in, however designated, equity of the Person, including any Preferred Stock, but excluding any debt securities convertible into equity.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Company Guaranty" means the Guarantee by us of ChipPAC International Company Limited's obligations relating to the notes contained in the indenture.

   "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available ending on or prior to the date of determination to (b) Consolidated Interest Expense for the four fiscal quarters; provided, however, that:

   (1) if ChipPAC or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of the period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for the period shall be calculated after giving effect on a pro forma basis to the Indebtedness as if the Indebtedness had been Incurred on the first day of the period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of the new Indebtedness as if the discharge had occurred on the first day of the period;

   (2) if ChipPAC or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless the Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for the period shall be calculated on a pro forma basis as if the discharge had occurred on the first day of the period and as if ChipPAC or the Restricted Subsidiary has not earned the interest income actually earned during the period relating to cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge the Indebtedness;

   (3) if since the beginning of the period we or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for the period shall be reduced by an amount equal to the EBITDA, if positive, directly attributable to the assets which are the subject of the Asset Disposition for the period, or increased by an amount equal to the EBITDA, if negative, directly attributable for the period and Consolidated Interest Expense for the period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of ours or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged relating to us and our continuing Restricted Subsidiaries in connection with the Asset Disposition for the period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for the period directly attributable to the Indebtedness of the Restricted Subsidiary to the extent we and our continuing Restricted Subsidiaries are no longer liable for the Indebtedness after the sale);

   (4) if since the beginning of the period ChipPAC or any Restricted Subsidiary, by merger or otherwise, shall have made an Investment in any Restricted Subsidiary, or any person which becomes a Restricted

                                      48

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       Subsidiary, or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for the period shall be calculated after giving their pro forma effect, including the Incurrence of any Indebtedness, as if the Investment or acquisition occurred on the first day of the period; and

   (5) if since the beginning of the period any Person, that subsequently became a Restricted Subsidiary or was merged with or into us or any Restricted Subsidiary since the beginning of the period, shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment under clause (3) or (4) above if made by us or a Restricted Subsidiary during the period, EBITDA and Consolidated Interest Expense for the period shall be calculated after giving their pro forma effect as if the Asset Disposition, Investment or acquisition occurred on the first day of the period.

   For purposes of this definition, whenever pro forma effect is to be given to an acquisition or disposition of assets, the amount of income or earnings relating to the acquisition or disposition and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection with, the acquisition or disposition, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of ChipPAC and shall include any applicable Pro Forma Cost Savings. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of the Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period, taking into account any Interest Rate Agreement applicable to the Indebtedness if the Interest Rate Agreement has a remaining term in excess of 12 months.

   "Consolidated Interest Expense" means, for any period, our total interest expense and that of our consolidated Restricted Subsidiaries determined in compliance with GAAP, plus, to the extent not included in total interest expense, and to the extent incurred by us or our Restricted Subsidiaries, without duplication:

   (1) interest expense attributable to Capital Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, in each case, determined in compliance with GAAP;

   (2) amortization of debt discount and debt issuance cost;

   (3) capitalized interest;

   (4) non-cash interest expenses;

   (5) commissions, discounts and other fees and charges owed relating to letters of credit and bankers' acceptance financing;

   (6) net costs associated with Hedging Obligations involving any Interest Rate Agreement, including amortization of fees, determined compliance GAAP;

   (7) dividends paid in cash or Disqualified Stock relating to (A) all Preferred Stock of Restricted Subsidiaries and (B) all of our Disqualified Stock, in each case, held by Persons other than us or a Wholly Owned Subsidiary;

   (8) interest actually paid by us or a Restricted Subsidiary under any Guarantee of Indebtedness of any other Person; and

   (9) the cash contributions to any employee stock ownership plan or similar trust to the extent the contributions are used by the plan or trust to pay interest or fees to any Person other than us in connection with Indebtedness Incurred by the plan or trust;

and less, to the extent included in total interest expense, (A) the amortization during the period of capitalized financing costs associated with the recapitalization and the financing of the recapitalization and (B) the amortization during the period of other capitalized financing costs.

                                      49

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   "Consolidated Net Income" means, for any period, the net income of us and our consolidated Subsidiaries determined in compliance with GAAP; provided, however, that there shall not be included in the Consolidated Net Income:

   (1) any net income of any Person other than us if the Person is not a Restricted Subsidiary, except that (A) limited by the exclusion contained in clause (4) below, our equity in the net income of the Person for the period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by the Person during the period to us or a Restricted Subsidiary as a dividend or other distribution subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause
       (3) below and (B) our equity in a net loss of the Person for the period shall be included in determining the Consolidated Net Income;

   (2) any net income or loss of any Person acquired by us or a Subsidiary in a pooling of interests transaction for any period prior to the date of the acquisition;

   (3) any net income of any Restricted Subsidiary if the Restricted Subsidiary is restricted, directly or indirectly, in its ability to pay dividends or make distributions, directly or indirectly, to us, except that (A) limited by the exclusion contained in clause (4) below, our equity in the net income of the Restricted Subsidiary for the period shall be included in Consolidated Net Income up to the aggregate amount of cash that could have been distributed by the Restricted Subsidiary consistent with these restrictions during the period to us or another Restricted Subsidiary as a dividend or other distribution subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause, and (B) our equity in a net loss of any the Restricted Subsidiary for the period shall be included in determining Consolidated Net Income;

   (4) any gain or loss realized upon the sale or other disposition of any of our assets or those of our consolidated Subsidiaries, including under any sale-and-leaseback arrangement, which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

   (5) any extraordinary or unusual gains or losses and the related tax effect in compliance with GAAP;

   (6) any translation gains and losses due solely to fluctuations in currency values and the related tax effect in compliance with GAAP;

   (7) any cash charges resulting from the recapitalization to the extent the cash charges are paid or payable by Hyundai Electronics, Hyundai Electronics America or any of their Affiliates; or

   (8) the cumulative effect of a change in accounting principles.

   Notwithstanding these provisions, for the purposes of the covenant described under "--Significant Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to us or a Restricted Subsidiary to the extent the dividends, repayments or transfers increase the amount of Restricted Payments permitted under the covenant under clause (a)(3)(D) thereof.

   "Credit Agreement" means the Credit Agreement entered into by and among ChipPAC International Company Limited, ChipPAC, most of its Subsidiaries, the lenders referred to therein and Credit Suisse First Boston, as Administrative Agent, together with the related documents, including without limitation the term loans and revolving loans thereunder, any guarantees and security documents, as amended, extended, renewed, restated, supplemented or otherwise modified, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, from time to time, and any agreement, and related document governing Indebtedness incurred to refund or refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under the Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

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   "Currency Agreement" of a Person means any foreign exchange contract, currency swap agreement or other similar agreement to which the Person is a party or beneficiary.

   "CVC" means Citicorp Venture Capital, Ltd.

   "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

   "Designated Senior Indebtedness" of any Person means:

   (1) the Bank Indebtedness of the Person; provided, however, that Bank Indebtedness outstanding under any Credit Agreement that is Refinanced in part, but not in whole, the previously outstanding Bank Indebtedness shall only constitute Designated Senior Indebtedness if it meets the requirements of succeeding clause (2); and

   (2) any other Senior Indebtedness of the Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders of the other Senior Indebtedness are committed to lend up to, at least $10.0 million and is specifically designated by the Person in the instrument evidencing or governing the Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the indenture.

   "Disqualified Stock" of any Person means any Capital Stock which by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event:

   (1) matures or is mandatorily redeemable under a sinking fund obligation or otherwise;

   (2) is convertible or exchangeable for Indebtedness or Disqualified Stock; or

   (3) is redeemable at the option of the holder of the Disqualified Stock, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions giving its holders the right to require the Person to repurchase or redeem the Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to the Capital Stock are not more favorable to the holders of the Capital Stock than the provisions described under "--Change of Control" and under "--Significant Covenants--Limitation on Sales of Assets and Subsidiary Stock." Notwithstanding these provisions, the Intel Preferred Stock as in effect on the date of issuance will not be considered to be Disqualified Stock.

   "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following in the amount deducted in calculating Consolidated Net Income, without duplication:

   (1) all income tax expense of ours and our consolidated Restricted Subsidiaries;

   (2) depreciation expense of ours and our consolidated Restricted
       Subsidiaries;

   (3) amortization expense of ours and our consolidated Restricted Subsidiaries, excluding amortization expense other than the amortization of capitalized financing costs, attributable to a prepaid cash item that was paid in a prior period; and

   (4) all other non-cash charges of ours and our consolidated Restricted Subsidiaries, excluding any the non-cash charge in the amount that it represents an accrual of or reserve for cash expenditures in any future period;

in each case for the period. Notwithstanding these provisions, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added

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to Consolidated Net Income to compute EBITDA only in an amount that and in the same proportion that the net income of the Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to us by the Restricted Subsidiary without prior approval that has not been obtained, under the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to the Restricted Subsidiary or its stockholders.

   "Equity Offering" means a primary offering of our Capital Stock other than Disqualified Stock.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those provided in:

   (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

   (2) statements and pronouncements of the Financial Accounting Standards Board; and

   (3) other statements by other entities as approved by a significant segment of the accounting profession.

   All ratios and computations based on GAAP contained in the indenture shall be computed in conformity with GAAP.

   "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of the Person:

   (1) to purchase or pay or advance or supply funds for the purchase or payment of the Indebtedness or other obligation of the Person, whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise; or

   (2) entered into for the purpose of assuring in any other manner the obligee of the Indebtedness of the payment of the Indebtedness or to protect the obligee against loss of the Indebtedness in whole or in part;

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit or standard contractual indemnities, in each case, in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

   "Guaranty" means the Company Guaranty and each Subsidiary Guaranty, as applicable.

   "Guaranty Agreement" means a supplemental indenture, in a form reasonably satisfactory to the trustee, providing for a Guaranty by a Subsidiary Guarantor.

   "Hedging Obligations" of any Person means the obligations of the Person under any Interest Rate Agreement or Currency Agreement.

   "holder" or "noteholder" means the Person in whose name a note is registered on the Registrar's books.

   "Hyundai Earn-out" means the cash payment to Hyundai Electronics of up to an additional $55.0 million during the four-year period following January 1, 1999 in the event we exceed levels of EBITDA specified in the Recapitalization Agreement; provided, however, in the event the final $20.0 million of the $55.0 million in cash is required to be paid to Hyundai Electronics, it shall be paid by the mandatory redemption of an equal amount of Hyundai Preferred Stock.

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

   "Hyundai Electronics" means Hyundai Electronics Industries Company Ltd., a Republic of Korea corporation.

   "Hyundai Preferred Stock" means the 12.5% mandatorily redeemable Preferred Stock issued to Hyundai Electronics and/or Hyundai Electronics America in connection with the recapitalization.

   "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time the Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be considered to be Incurred by the Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security, and the issuance as interest or dividend payments of pay-in-kind securities having identical terms to the underlying security and which pay-in-kind securities were contemplated on the issue date of the underlying security, in each case shall not be deemed the Incurrence of Indebtedness.

   "Indebtedness" of any Person on any date of determination means, without duplication:

   (1) the principal of and premium, if any, of (A) indebtedness of the Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Person is responsible or liable;

   (2) all Capital Lease Obligations of the Person and all Attributable Debt of Sale/Leaseback Transactions entered into by the Person;

   (3) all obligations of the Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Person and all obligations of the Person under any title retention agreement, but excluding trade accounts and accrued expenses payable arising in the ordinary course of business;

   (4) all obligations of the Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, other than obligations under letters of credit securing obligations, other than obligations described in clauses (1) through (3) above, entered into in the ordinary course of business of the Person to the extent the letters of credit are not drawn upon or, if and to the extent drawn upon, the drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit;

   (5) the amount of all obligations of the Person relating to the redemption, repayment or other repurchase of any Disqualified Stock or, relating to any Subsidiary of the Person, the liquidation preference relating to, any Preferred Stock, but excluding, in each case, any accrued dividends;

   (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, the Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

   (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of the Person, whether or not the obligation is assumed by the Person, the amount of the obligation being deemed to be the lesser of the value of the property or assets or the amount of the obligation so secured; and

   (8) to the extent not otherwise included in this definition, Hedging Obligations of the Person.

   The amount of Indebtedness of any Person at any date shall be the outstanding balance at the date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at the date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount will be considered to be the face amount of the Indebtedness less the remaining unamortized portion of the original issue discount of the indebtedness at the time as determined in compliance with GAAP.

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   "Intel" means Intel Corporation.

   "Intel Preferred Stock" means the 10.0% convertible Preferred Stock issuable to Intel under to the Stock Purchase Agreement dated August 5, 1999 by and between Intel and ChipPAC, Inc.

   "Interest Rate Agreement" of a Person means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Person against fluctuations in interest rates.

   "Investment" by any Person means all investments by the Person in other Persons in the forms of any direct or indirect advance, loan other than (A) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender and (B) commission, travel and similar advances to officers and employees made in the ordinary course of business, or other extensions of credit, including by way of Guarantee or similar arrangement, or capital contribution to, by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by the other Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "--Significant Covenants--Limitation on Restricted Payments":

   (1) "Investment" shall include the portion, proportionate to our equity interest in the Subsidiary, of the fair market value of the net assets of any Subsidiary of our at the time that the Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of the Subsidiary as a Restricted Subsidiary, we will be considered to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount, if positive, equal to (x) our "Investment" in the Subsidiary at the time of the redesignation less (y) the portion, proportionate to our equity interest in the Subsidiary, of the fair market value of the net assets of the Subsidiary at the time of the redesignation; and

   (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of the transfer, in each case as determined in good faith by the Board of Directors.

   "Issue Date" means July 29, 1999.

   "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any conditional sale or other title retention agreement or lease in the nature thereof.

   "Net Available Cash" from an Asset Disposition means cash payments received from the Asset Disposition, including any cash payments received by way of deferred payment of principal under a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets or received in any other non-cash form, in each case net of:

   (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of the Asset Disposition;

   (2) all payments made on any Indebtedness which is secured by any assets that are part of the Asset Disposition, in compliance with the terms of any Lien upon or other security agreement of any kind relating to the assets, or which must by its terms, or in order to obtain a necessary consent to the Asset Disposition, or by applicable law be, repaid out of the proceeds from the Asset Disposition;

   (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of the Asset Disposition; and

   (4) the deduction of appropriate amounts provided by the seller as a reserve, in compliance with GAAP, against any liabilities associated with the property or other assets disposed in the Asset Disposition and retained by the Company or any Restricted Subsidiary after the Asset Disposition.

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

   "Net Cash Proceeds" relating to any issuance or sale of Capital Stock, means the cash proceeds of the issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with the issuance or sale and net of taxes paid or payable as a result the issuance or sale and any reserve for adjustment in the sale price of the asset or assets established in compliance with GAAP.

   "Obligations" means relating to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable under the documentation governing the Indebtedness.

   "Permitted Holders" means (1) the Principals and any Related Party of a Principal and (2) any group of investors if deemed to be a "person," as these terms is used in Section 13(d)(3) of the Exchange Act by virtue of the Shareholders Agreement, as it may be amended, modified or supplemented from time to time, provided that:

   (1) a Principal is party to the Shareholders Agreement,

   (2) the persons party to the Shareholders Agreement, as so amended, supplemented or modified from time to time that were not parties and are not Affiliates of persons who were parties, to the Shareholders Agreement as of the Recapitalization Closing Date, together with their respective Affiliates whom we refer to as, collectively, the "New Investors," are not direct or indirect beneficial owners, determined without reference to the Shareholders Agreement, of more than 50% of the Voting Stock owned by all parties to the Stockholders' Agreement as so amended, supplemented or modified, and

   (3) the New Investors, individually or in the aggregate, do not, directly or indirectly, have the right, under the Shareholders Agreement, as so amended, supplemented or modified from time to time, or otherwise to designate more than 50% of the members of our Board of Directors or any direct or indirect parent entity of ours.

   "Permitted Investment" means an Investment by us or any Restricted Subsidiary in:

    (1) a Restricted Subsidiary or a Person that will, upon the making of the Investment, become a Restricted Subsidiary; provided, however, that the primary business of the Restricted Subsidiary is a Related Business;

    (2) another Person if as a result of the Investment the other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, us or a Restricted Subsidiary; provided, however, that the Person's primary business is a Related Business;

    (3) Temporary Cash Investments;

    (4) receivables owing to us or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable compliance customary trade terms; provided, however, that the trade terms may include the concessionaire trade terms as ChipPAC or the Restricted Subsidiary deems reasonable under the circumstances;

    (5) payroll, travel and similar advances to cover matters that are expected at the time of the advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

    (6) loans or advances to employees, directors, officers or consultants made in the ordinary course of our business or that of the Restricted Subsidiary;

    (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to us or any Restricted Subsidiary or in satisfaction of judgments;

    (8) any Person to the extent the Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted under the covenant described under "Significant Covenants--Limitation on Sales of Assets and Subsidiary Stock;"

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    (9) Currency Agreements and Interest Rate Agreements entered into in the ordinary course of our business and otherwise in compliance with the indenture; and

   (10) so long as no Default shall have occurred and be continuing or results from the Investment, any Person in an aggregate amount which, when added together with the amount of all the Investments made under this clause (10) which at the time of the Investment have not been repaid through repayments of loans or advances or other transfers of assets, does not exceed the greater of (A) $30.0 million and (B) 7.5% of Total Assets, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value.

   "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

   "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes however designated which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the Person, over shares of Capital Stock of any other class of the Person.

   "Principal" of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.

   "Principal" means Bain and SXI Holders.

   "Pro Forma Cost Savings" during any period means the reduction in costs that were:

   (1) directly attributable to an asset acquisition and calculated on a basis that is consistent with Regulation S-X under the Securities Act in effect and applied as of the Issue Date; or

   (2) implemented by the business that was the subject of the asset acquisition within six months of the date of the asset acquisition and that are supportable and quantifiable by the underlying accounting records of the business, as if, in the case of each of clause (1) and
       (2), all the reductions in costs had been effected as of the beginning of the period.

   "Recapitalization" means the plan of recapitalization and merger under the Agreement and Plan of Recapitalization and Merger dated as of March 13, 1999 as amended on or prior to the Issue Date, among Hyundai Electronics Industries Co., Ltd., Hyundai Electronics America, ChipPAC, Inc. and ChipPAC Merger Corp.

   "Recapitalization Closing Date" means August 5, 1999.

   "Refinance" of any Indebtedness means to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, the indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

   "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of ours or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

   (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

   (2) the Refinancing Indebtedness has an Average Life at the time the Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

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   (3) the Refinancing Indebtedness has an aggregate principal amount, or if
       Incurred with original issue discount, an aggregate issue price, that is equal to or less than the aggregate principal amount, or if Incurred with original issue discount, the aggregate accreted value, then outstanding or committed, plus fees and expenses, including any premium and defeasance costs, under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of ours or (y) Indebtedness of ours or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

   "Related Business" means any business related, ancillary or complementary to our businesses and those of our Restricted Subsidiaries on the Issue Date.

   "Related Party" of any Principal means:

   (1) any controlling stockholder, or 80% or more owned Subsidiary of the Principal;

   (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Principal and/or the other Persons referred to in the immediately preceding clause (1); or

   (3) any Affiliate of any Principal.

   "Representative" means any trustee, agent or representative, if any, for an issue of our Senior Indebtedness; provided, however, that if and for so long as any Senior Indebtedness lacks the representative, then the Representative for the Senior Indebtedness shall at all times be the holders of a majority in outstanding principal amount of the Senior Indebtedness.

   "Restricted Payment" of any Person means:

   (1) the declaration or payment of any dividends or any other distributions of any sort relating to its Capital Stock, including any payment in connection with any merger or consolidation involving the Person, or similar payment to the direct or indirect holders of its Capital Stock in their capacity as other than dividends or distributions payable solely in its Capital Stock other than Disqualified Stock, and dividends or distributions payable solely to us or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation;

   (2) the purchase, redemption or other acquisition or retirement for value of any of our Capital Stock held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of ours other than a Restricted Subsidiary, including the exercise of any option to exchange any Capital Stock, other than into our Capital Stock that is not Disqualified Stock;

   (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations, other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition; or

   (4) the making of any Investment in any Person other than a Permitted Investment.

   In determining the amount of any Restricted Payment made in property other than cash, the amount shall be the fair market value of the property at the time of the Restricted Payment, as determined in good faith by the Board of Directors.

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   "Restricted Subsidiary" means any Subsidiary of ours, including ChipPAC
International Company Limited, that is not an Unrestricted Subsidiary.

   "Revolving Credit Facility" means the revolving credit facility contained in the Credit Agreement and any other facility or financing arrangement that Refinances or replaces, in whole or in part, the revolving credit facility.

   "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby ChipPAC or a Restricted Subsidiary transfers the property to a Person and ChipPAC or a Restricted Subsidiary leases it from the Person.

   "SEC" means the Securities and Exchange Commission.

   "Secured Indebtedness" means any Indebtedness of ours secured by a Lien.

   "Senior Indebtedness" of any Person means all:

   (1) Bank Indebtedness of or guaranteed by the Person, whether outstanding on the Issue Date or thereafter Incurred; and

   (2) Indebtedness of the Person, whether outstanding on the Issue Date or thereafter Incurred, including interest thereon, relating to (A) Indebtedness for money borrowed, (B) Indebtedness evidenced by exchange notes, debentures, bonds or other similar instruments for the payment of which the Person is responsible or liable and (C) Hedging Obligations, unless, in the case of (1) and (2), in the instrument creating or evidencing the Indebtedness, it is provided that the obligations are subordinate in right of payment to the obligations under the exchange notes; provided, however, that Senior Indebtedness shall not include:

       . any obligation of the Person to any subsidiary of the Person;

       . any liability for Federal, state, local or other taxes owed or owing by the Person;

       . any accounts payable or other liability to trade creditors arising in the ordinary course of business, including guarantees thereof or instruments evidencing the liabilities;

       . any Indebtedness of the Person, and any accrued and unpaid interest on the Indebtedness, which is subordinate or junior by its terms to any other Indebtedness or other obligation of the Person; or

       . that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the indenture, but as to any the Indebtedness under the Credit Agreement, no the violation will be considered to exist if the Representative of the Lenders thereunder shall have received an officers' certificate of ChipPAC that the issuance of the Indebtedness does not violate the covenant and setting forth in reasonable detail the reasons supporting that statement.

   "Senior Subordinated Indebtedness" means:

   (1) regarding ChipPAC International Company Limited, the notes and any other Indebtedness of ChipPAC International Company Limited that specifically provides that the Indebtedness is to rank pari passu with the notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of ChipPAC International Company Limited which is not Senior Indebtedness of ChipPAC International Company Limited; and

   (2) regarding ChipPAC or a Subsidiary Guarantor, their respective Guarantees of the notes and any other Indebtedness of the Person that specifically provides that the Indebtedness ranks pari passu with the Guaranty in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Person which is not Senior Indebtedness of the Person.

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   "Shareholders Agreement" means the Shareholders Agreement entered into on the Recapitalization Closing Date by and among Hyundai Electronics, Hyundai Electronics America, SXI Group LLC, Bain Related Parties specified in the agreement and ChipPAC, Inc.

   "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of ours within the meaning of Rule 1-02 under Regulation S-X of the SEC.

   "Stated Maturity" of any security means the date specified in the security as the fixed date on which the final payment of principal of the security is due and payable, including under any mandatory redemption provision, but excluding any provision providing for the repurchase of the security at the option of the holder upon the happening of any contingency unless the contingency has occurred.

   "Subordinated Obligation" means any Indebtedness of ChipPAC International Company Limited, of us or any Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter Incurred, which is subordinate or junior in right of payment to, in the case of ChipPAC International Company Limited, the notes or, in the case of ChipPAC or the Subsidiary Guarantor, its Guaranty, under a written agreement to that effect.

   "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests, including partnership interests, entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees is at the time owned or controlled, directly or indirectly, by (1) the Person, (2) the Person and one or more Subsidiaries of the Person or (3) one or more Subsidiaries of the Person.

   "Subsidiary Guarantor" means each of ChipPAC (Barbados) Ltd., ChipPAC Limited, ChipPAC Korea Company Ltd., ChipPAC Luxembourg S.a.R.L. and ChipPAC Liquidity Management Hungary Limited Liability Company, ChipPAC Malaysia Sdn. Bhd. and any other subsidiary of ours that Guarantees ChipPAC International Company Limited's obligations under the notes.

   "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Issuer's obligations under the notes.

   "Subsidiary Guaranty Agreement" means the Subsidiary Guaranty Agreement dated the Recapitalization Closing Date between the Subsidiary Guarantors and ChipPAC International Company Limited.

   "SXI Group LLC" means SXI Group LLC, a Delaware limited liability company.

   "SXI Holders" means:

   (1) CVC;

   (2) SXI Group LLC; and

   (3) any officer, employee or director of CVC or any trust, partnership or the entity established solely for the benefit of the officers, employers or directors.

   "Temporary Cash Investments" means any of the following:

   (1) any evidence of indebtedness, maturing not more than one year after the date of investment by us, ChipPAC International Company Limited or any other Restricted Subsidiary, issued by the United States of America or any of its instrumentality agencies or by the Republic of Korea or any of its instrumentalities or agencies, or by the Asian Development Bank, the World Bank or any other supranational organization, which we refer to as the "Government Entities," and guaranteed or otherwise backed, directly or indirectly fully as to principal, premium, if any, and interest, by the Government Entity issuing the indebtedness;

   (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of the investments' acquisition issued by a bank or trust company which is organized under the laws of the United States of America, any state of the United States or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250.0 million, or the foreign currency equivalent thereof, and has outstanding debt which is rated "A," or a similar equivalent rating, or higher by at least one nationally recognized statistical rating organization, as defined in Rule 436 under the Securities Act, or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

   (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

   (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation, other than an Affiliate of ours, organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" or higher according to Moody's Investors Service, Inc. or "A-1" or higher according to Standard and Poor's Ratings Group; and

   (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority of the United States, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

   "Term Loan Facilities" means the term loan facilities contained in the Credit Agreement and any other facility or financing arrangement that Refinances in whole or in part the term loan facility.

   "Total Assets" means our total consolidated assets and those of our Restricted Subsidiaries, as provided in our most recent consolidated balance sheet.

   "Unrestricted Subsidiary" means (1) any Subsidiary of ours that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of ours, including any newly acquired or newly formed Subsidiary, to be an Unrestricted Subsidiary unless the Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, ChipPAC or any other Subsidiary of ChipPAC that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if the Subsidiary has assets greater than $1,000, the designation would be permitted under the covenant described under "--Significant Covenants--Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to the designation (x) we could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Significant Covenants--Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. The designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the resolution of the Board of Directors giving effect to the designation and an Officers' Certificate certifying that the designation complied with these provisions.

   "U.S. Dollar Equivalent" of any monetary amount in a currency other than U.S. dollars means, at any time for determination thereof, the amount of U.S. dollars obtained by converting the foreign currency involved in the computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to the determination.

   Except as described under "--Significant Covenants--Limitation on Indebtedness," whenever it is necessary to determine whether we have complied with any covenant in the indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, the amount will be treated as the U.S. Dollar Equivalent determined as of the date the amount is initially determined in the currency.

   "U.S. Government Obligations" means direct obligations, or certificates representing an ownership interest in the obligations, of the United States of America, including any agency or instrumentality of the United States, for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

   "Voting Stock" of a Person means all classes of Capital Stock or other interests, including partnership interests, of the Person then outstanding and normally entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees.

   "Wholly Owned Subsidiary" means a Restricted Subsidiary the Capital Stock of which (other than directors' qualifying shares) is at least 95% owned by us or one or more Wholly Owned Subsidiaries.

                                 LEGAL MATTERS

   Some of the legal matters in connection with the validity of the notes will be passed upon for us by Kirkland & Ellis, Los Angeles, California. Partners of Kirkland & Ellis are partners in Randolph Street Partners, which acquired less than 1.0% of our common stock in connection with the closing of our 1999 recapitalization. Kirkland & Ellis has, from time to time, represented, and may continue to represent, Citicorp Venture Capital, Ltd. and some of their affiliates (including our company and our direct and indirect subsidiaries) in connection with legal matters.

                                    EXPERTS

   The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                          INCORPORATION BY REFERENCE

   The SEC allows us to "incorporate by reference" into this prospectus the information we filed with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until our offering is complete. The documents we incorporate by reference are:

  . Our Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001.

  . Our Proxy Statements on Form 14A filed with the SEC on February 22, 2001 and April 30, 2001.

  . Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed on May 15, 2001.

  . Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 filed on August 14, 2001.

  . Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 filed on November 14, 2001.

  . Our Current Report on Form 8-K dated December 31, 2001 filed on January 10, 2002.


   You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                                 ChipPAC, Inc.
                                47400 Kato Road
                           Fremont, California 94538
                        Attention: Corporate Secretary
                           Telephone: (510) 979-8000

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect, read and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at:

  . Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; and

  .  Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511.

   You can also obtain copies of these materials from the public reference facilities of the SEC at prescribed rates. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site (http://www.sec.gov) that makes available reports, proxy statements and other information regarding issuers that file electronically with it.

                      [LOGO] ChipPAC logo for Back Cover

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following table sets forth the estimated fees and expenses to be incurred in connection with the registration and distribution of the securities being registered hereunder. All such fees and expenses shall be borne by the company.

           Commission Registration Fee...................... $ 3,750
           Legal Fees and Expenses.......................... $20,000
           Accounting Fees and Expenses..................... $15,000
           Printing, Engraving and Mailing Expenses......... $10,000
                                                             -------
              Total......................................... $48,750
                                                             =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

ChipPAC International Company Limited

   As in most United States jurisdictions, the board of directors of a British Virgin Islands company is charged with the management and affairs of the company, and subject to any limitations to the contrary in the Memorandum of Association of a company, the Board of Directors is entrusted with the power to manage the business and affairs of the company (hereinafter, the "Issuer"). In most United States jurisdictions, directors owe a fiduciary duty to a company and its shareholders, including a duty of care, pursuant to which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, pursuant to which they must protect the interests of the company and refrain from conduct that injures the company or its shareholders or that deprives the company or its shareholders of any profit or advantage. Many United States jurisdictions have enacted various statutory provisions which permit the monetary liability of directors to be eliminated or limited. Under British Virgin Islands law, liability of a director or officer of a company director is, for the most part, limited to cases of willful malfeasance in the performance of duties or to cases where such director or officer, as applicable, has not acted honestly, in good faith and with a view to the company's best interests.

   Under its Memorandum of Association, the Issuer is authorized to indemnify any person who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being a director, officer or liquidator of the Issuer, provided such person acted honestly and in good faith and with a view to the best interests of the Issuer and, in the case of a criminal proceeding, such person had no reasonable cause to believe that his conduct was unlawful. The Issuer's Memorandum of Association also permits it to indemnify any director, officer or liquidator of the Issuer who was successful in any proceeding against expenses and judgments, fines and amounts paid in settlement and reasonably incurred in connection with the proceeding, where such person met the standard of conduct described in the preceding sentence. The Issuer has provisions in its Memorandum of Association that insure or indemnify, to the full extent allowed by the laws of the Territory of the British Virgin Islands, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request of the Issuer. The Issuer may obtain a directors' and officers' insurance policy.

ChipPAC, Inc.

   ChipPAC is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

   ChipPAC's Certificate of Incorporation and By-laws provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law. ChipPAC maintains a policy of directors and officers liability insurance covering certain liabilities incurred by its directors and officers in connection with the performance of their duties.

ChipPAC (Barbados) Ltd.

   Paragraph 10 of ChipPAC (Barbados) Ltd.'s ("ChipPAC Barbados") By-Laws provides for the indemnification of its officers and directors (and such persons' executors and administrators) against any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by such person in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of ChipPAC Barbados, or is or was serving at the request of ChipPAC Barbados as a director or officer, of any other corporation, partnership, joint venture, trust, enterprise or organization, except with respect to any matter for which indemnification would be void pursuant to the Companies Act, 1982 of Barbados (the "Companies Act"). Under the Companies Act, indemnification of the officers and directors of ChipPAC Barbados against any liability which would attach by reason of any contract entered into or act or thing done or omitted to be done by them in performance of their office or in any way in the discharge of their duties, if the same happens through their not acting in good faith and in the best interest of ChipPAC Barbados is void.

ChipPAC Limited

   As in most United States jurisdictions, the board of directors of a British Virgin Islands company is charged with the management and affairs of the company, and subject to any limitations to the contrary in the Memorandum of Association of a company, its Board of Directors is entrusted with the power to manage the company's business and affairs. In most United States jurisdictions, directors owe a fiduciary duty to the company and its shareholders, including a duty of care, pursuant to which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, pursuant to which they must protect the interests of the company and refrain from conduct that injures the company or its shareholders or that deprives the company or its shareholders of any profit or advantage. Many United States jurisdictions have enacted various statutory provisions which permit the monetary liability of directors to be eliminated or limited. Under British Virgin Islands law, liability of a director or officer of a company is basically limited to cases of willful malfeasance in the performance of his duties or to cases where the director has not acted honestly and in good faith and with a view to the best interests of the company.

   Under its Memorandum of Association, ChipPAC Limited is authorized to indemnify any person who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being a director, officer or liquidator of ChipPAC Limited, provided such person acted honestly and in good faith and with a view to the best interests of ChipPAC Limited and, in the case of a criminal proceeding, such person had no reasonable cause to believe that his conduct was unlawful. ChipPAC Limited's Memorandum of Association also permits it to indemnify any director, officer or liquidator who was successful in any proceeding against expenses and judgments, fines and amounts paid in settlement and reasonably incurred in connection with the proceeding, where such person met the standard of conduct described in the preceding sentence. ChipPAC
Limited has provisions in its Memorandum of Association that insure or indemnify, to the full extent allowed by the laws of the Territory of the British Virgin Islands, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request of ChipPAC Limited. ChipPAC Limited may obtain a directors' and officers' insurance policy.

ChipPAC Korea Company Ltd.

   The Republic of Korea Commercial Act (the "Commercial Act") governs the liability relationship between companies and their officers and directors in both joint stock companies (chusik hoesa) and limited liability companies (yuhan hoesa). Articles 399 and 400 of the Commercial Act describe the circumstances in which officers and directors may be held liable to the company, while Article 401 of the Commercial Act outlines the circumstances in which officers and directors may be held liable to third parties. The latter provides that third parties which are harmed by a willful act or gross negligence of an officer or director may have recourse against both the applicable officer or director and the company. In the event that third parties are harmed through the mere negligence of an officer or director, such third party may only have recourse against the company. In the event the company incurs damages as a result of the negligence of its directors and officers, it may the seek indemnification from the negligent party.

   The organizational documents of ChipPAC Korea Company Ltd. ("ChipPAC Korea") are silent as to the issue of indemnification of officers and directors. In addition, ChipPAC Korea, like many Korean companies, does not carry directors and officers liability insurance.

ChipPAC Luxembourg S.a.R.L.

   Under Luxembourg law, civil liability of directors both to ChipPAC Luxembourg S.a.R.L. ("ChipPAC Luxembourg") and to third parties is generally considered to be a matter of public policy. It is possible that Luxembourg courts would declare void an explicit or even implicit contractual limitation on directors' liability to ChipPAC Luxembourg. ChipPAC Luxembourg, however, can validly agree to indemnify its directors against the consequences of liability actions brought by third parties (including shareholders if such shareholders have personally suffered a damage which is independent of and distinct from the damage caused to the company).

   Under Luxembourg law, an employee of ChipPAC Luxembourg can only be liable to ChipPAC Luxembourg for damages brought about by his or her willful acts or gross negligence. Any arrangement providing for the indemnification of officers against claims of ChipPAC Luxembourg would be contrary to public policy. Employees are liable to third parties under general tort law and may enter into arrangements with ChipPAC Luxembourg providing for indemnification against third party claims.

   Under Luxembourg law, an indemnification agreement can never cover a willful act or gross negligence.

   ChipPAC Luxembourg's Articles of Incorporation are silent as to the issue of indemnification of its officers and directors.

ChipPAC Liquidity Management Hungary Limited Liability Company

   The organizational documents of ChipPAC Liquidity Management Hungary Limited Liability Company ("ChipPAC Hungary") are silent as to the issue of indemnification of the managing director. ChipPAC Hungary has no other officers or directors. Therefore, in the event any case arises which involves the liability of a managing director, such case must be settled in accordance with the applicable provisions of the Hungarian Companies Act (the "Companies Act") and the Hungarian Civil Code (the "Civil Code").

   Under the Companies Act, a managing director must conduct himself in respect of the management of a company with "increased care," as opposed to the standard of "general care" which is prescribed by the Civil Code. A managing director may be held liable in the event of a culpable breach of any provision of the Companies Act, a company's Deed of Foundation or any validly enacted resolutions of the company's Founder. If the aforementioned duty of care is breached, a managing director may be held liable under the rules of the Civil Code for any damages to the company where such managing director's actions were
(i) in contravention of Hungarian law, (ii) caused damage to the company and
(iii) were not undertaken with the requisite degree of care specified in the Companies Act.

   Enforcement of liability claims against a managing director is in the sole discretion of the Founder. A Founder may exercise his or her rights against a managing director within one year of the company's deletion from the Company Registry. A managing director is only obliged to compensate the company for damages, and is not liable to third parties for acts that are within the scope of his or her role or responsibility as a managing director. Third parties may only seek damages from the company. Should the company be required to pay damages to a third party for acts of the managing director, however, it may have recourse against the managing director for damages incurred as a result of third party claims.

ChipPAC Malaysia Sdn. Bhd.

   ChipPAC Malaysia Sdn. Bhd. ("ChipPAC Malaysia") is incorporated under the laws of Malaysia. Under Section 140(1) of the Companies Act of Malaysia (the "Companies Act"), any provision, whether contained in the articles of association or in any contract with a company or otherwise, for exempting any officer or director of the company from, or indemnifying him against, any liability which by law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust, of which he may be guilty in relation to the company, shall be void. Section 140(2) of the Companies Act however provides that notwithstanding Section 140(1), a company may, pursuant to its articles of association or otherwise, indemnify any officer or Director against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in relation thereto in which relief is under this Act granted to him by the Court.

   Section 354 of the Companies Act provides that if in any proceedings for negligence, default, breach of duty or breach of trust against an officer or director of the company it appears to the court before which the proceedings are taken that he is or may be liable in respect thereof but that he has acted honestly and reasonably and that, having considered all the circumstances of the case including those connected with his appointment, he ought fairly to be excused for the negligence, default or breach the court may relieve him either wholly or partly from his liability on such terms as the court thinks fit. The protection of this statutory provision has been afforded to the officers and directors of ChipPAC Malaysia pursuant to Article 152 of its Articles of Association which provides that its officers and directors can be indemnified for liability incurred by them in defending any proceedings, whether civil or criminal in which judgment is given in their favor or in which they are is acquitted or in connection with any application made under Section 354 of the Companies Act.

ITEM 16.  EXHIBITS


Number                                                    Description
------                                                    -----------
  2.1  Amended and Restated Agreement and Plan of Merger of ChipPAC, Inc., a California corporation, and
       ChipPAC, Inc., a Delaware corporation.**

  2.2  Agreement and Plan of Recapitalization and Merger, dated as of March 13, 1999, by and among Hyundai
       Electronics Industries Co., Ltd., Hyundai Electronics America, ChipPAC, Inc. and ChipPAC Merger Corp.*

  2.3  First Amendment to Agreement and Plan of Recapitalization and Merger, dated as of June 16, 1999, by and among Hyundai Electronics Industries Co., Ltd., Hyundai Electronics America, ChipPAC, Inc. and ChipPAC
       Merger Corp.*

  2.4  Second Amendment to Agreement and Plan of Recapitalization and Merger, dated as of August 5, 1999, by and among Hyundai Electronics Industries Co., Ltd., Hyundai Electronics America, ChipPAC, Inc. and ChipPAC
       Merger Corp.*

  4.1  Purchase Agreement, dated as of June 22, 2001, by and among ChipPAC International Company Limited and
       Citicorp Capital Investors, Limited.***

  4.2  Indenture, dated as of July 29, 1999, by and among ChipPAC International Limited, ChipPAC Merger Corp. and
       Firstar Bank of Minnesota, N.A., as trustee.*

  4.3  First Supplemental Indenture, dated as of August 5, 1999, by and among ChipPAC International Company
       Limited, ChipPAC, Inc. and Firstar Bank of Minnesota, N.A., as trustee.*

  4.4  Form of 12- 3/4% Senior Subordinated Notes Due 2009.*

  4.5  Subsidiary Guaranty Agreement, dated as of August 5, 1999, by and among ChipPAC Korea Company Ltd.,
       ChipPAC Limited, ChipPAC (Barbados) Ltd., ChipPAC Luxembourg S.a.R.L., ChipPAC Liquidity
       Management Hungary Limited Liability Company and ChipPAC International Company Limited, in favor of
       Credit Suisse First Boston Corp. and executed October 12, 2001 by ChipPAC Malaysia Sdn. Bhd.+

  4.6  Registration Rights Agreement, dated June 22, 2001, by and between ChipPAC International Company Limited and Citicorp Capital Investors Limited.+

  4.7  Subsidiary Guaranty Agreement, dated as of October 12, 2001, by ChipPAC Malaysia Sdn. Bhd. in favor of U.S.
       Bank, N.A.+

  5.1  Opinion of Kirkland & Ellis.+

 10.1  Credit Agreement, dated as of August 5, 1999, as amended and restated as of June 30, 2000, by and among
       ChipPAC International Company Limited, ChipPAC, Inc., the Lenders listed therein and Credit Suisse First Boston, as Administrative Agent, Sole Lead Manager and Collateral Agent (incorporated by reference to Exhibit 10.1 to the
       Company's registration statement on Form S-4 (No. 333-91641)).

 10.2  Guaranty, dated as of August 5, 1999, by and among ChipPAC, Inc. and certain subsidiaries of ChipPAC, Inc., in favor of Credit Suisse First Boston (incorporated by reference to Exhibit 10.2 to the Company's registration statement on Form S-4 (No. 333-91641)).

 10.3  Amendment No. 1 to Amended and Restated Credit Agreement, dated as of March 13, 2001 by and among
       ChipPAC International Company Limited, ChipPAC, Inc., the Lenders listed therein and Credit Suisse First Boston, as Administrative Agent, Sole Lead Manager and Collateral Agent (incorporated by reference to Exhibit 10.1 to the
       Company's quarterly report on Form 10-Q for the period ended June 30, 2001 (No. 000-31173)).

 10.4  Amendment No. 2 to Amended and Restated Credit Agreement, as amended, dated as of December 31, 2001 by and among ChipPAC International Company Limited, ChipPAC, Inc., the Lenders listed therein and Credit
       Suisse First Boston, as Administrative Agent, Sole Lead Manager and Collateral Agent (incorporated by reference to Exhibit 10.1 to the Company's quarterly report on Form 10-Q for the period ended June 30, 2001
       (No. 000-31173)).

 10.5  Amendment No. 3 to Amended and Restated Credit Agreement, as amended, dated as of December 31, 2001 by and among ChipPAC International Company Limited, ChipPAC, Inc., the Lenders listed therein and Credit
       Suisse First Boston, as Administrative Agent, Sole Lead Manager and Collateral Agent (incorporated by reference to Exhibit 10.1 to the Company's current report on Form 8-K (No. 000-31173)).

Number                                        Description
------                                        -----------

 12.1  Statement Regarding Computation of Ratio of Earnings to Fixed Charges.+

 23.1  Consent of Kirkland & Ellis (included in Exhibit 5.1).+

 23.2  Consent of PricewaterhouseCoopers LLP.

 24.1  Power of Attorney of Robert Bowden.+

 24.2  Power of Attorney of Trevor A. Carmichael.+

 24.3  Power of Attorney of Christine O'Connor.+

 24.4  Power of Attorney of Johan Dejans and Gilles Jacquet.+

 24.5  Power of Attorney for Richard Parsons.+

 24.6  Power of Attorney of Byeong Kyuck Sohn.+

 24.7  Power of Attorney for Dong Woo Lee.+

 24.8  Power of Attorney for Jane Zhang.+

 25.1  Statement of Eligibility on Form T-1 of U.S. Bank, N.A. as trustee, under the Indenture.+

--------
  * Incorporated by reference to the Company's registration statement on Form S-4 (No. 333-91641).
 ** Incorporated by reference to the Company's registration statement on
    Form S-1 (No. 333-39428).
*** Incorporated by reference to the Company's quarterly report on Form 10-Q for the period ended June 30, 2001.
  + Previously filed.

ITEM 17.  UNDERTAKINGS

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this regulation statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the state of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by
Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

   (5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (6) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

   (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, ChipPAC International Company Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tortola, British Virgin Islands, on January 15, 2002.


                                          CHIPPAC INTERNATIONAL COMPANY LIMITED

                                                    /s/  JANE ZHANG
                                          By: _______________________________
                                                         Jane Zhang
                                             President, Chief Executive Officer
                                                and Chief Financial Officer

                                    * * * *


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the indicated capacities on January 15, 2002.


                  Signatures                                            Capacity
                  ----------                                            --------

                /s/  JANE ZHANG                 President, Chief Executive Officer and Chief Financial
----------------------------------                Officer (Principal Executive, Financial and Accounting
                  Jane Zhang                      Officer)

             /s/  RICHARD PARSONS               Director
----------------------------------
                Richard Parsons

                 /s/  P.J. KIM                  Director
----------------------------------
                   P.J. Kim

            /s/  PATRICIA H. MCCALL             Director
----------------------------------
              Patricia H. McCall

Authorized Representative in the United States:

            /s/  DENNIS P. MCKENNA
----------------------------------
               Dennis P. McKenna
     Chairman of the Board, President and
    Chief Executive Officer, ChipPAC, Inc.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, ChipPAC, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on January 15, 2002.


                                          CHIPPAC, INC.

                                                 /s/  DENNIS P. MCKENNA
                                          By: _______________________________
                                                     Dennis P. McKenna
                                              Chairman of the Board, President
                                                and Chief Executive Officer

                                    * * * *


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the indicated capacities on January 15, 2002.


        Signatures                             Capacity
        ----------                             --------

  /s/  DENNIS P. MCKENNA Chairman of the Board, President and Chief Executive
  ----------------------   Officer (Principal Executive Officer)
    Dennis P. McKenna

            *            Chief Financial Officer (Principal Financial Officer)
  ----------------------
     Robert Krakauer

            *            Corporate Controller (Principal Accounting Officer)
  ----------------------
    Michael G. Potter

            *            Director
  ----------------------
      Edward Conard

            *            Director
  ----------------------
     Marshall Haines

                          Signatures                                               Capacity
                          ----------                                               --------

                    *                                          Director
----------------------------------
  Michael A. Delaney

          *                                                    Director
----------------------------------
  Paul C. Schorr IV

          *                                                    Director
----------------------------------
    Chong Sup Park

* The undersigned, by signing his name hereto, does hereby sign and execute this Amendment No. 3 to the registration statement on behalf of the above named officers and directors of ChipPAC, Inc. pursuant to the
  Power of Attorney executed by such officer and/or director and filed herewith.

/s/  DENNIS P. MCKENNA
----------------------------------
  Dennis P. McKenna
   Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, ChipPAC (Barbados) Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Barbados, West Indies, on January 15, 2002.


                                          CHIPPAC (BARBADOS) LTD.

                                                             *
                                          By: _______________________________
                                                         Jane Zhang
                                             President, Chief Executive Officer
                                                and Chief Financial Officer

                                    * * * *


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the indicated capacities on January 15, 2002.



                  Signatures                                            Capacity
                  ----------                                            --------

                       *                        President, Chief Executive Officer and Chief Financial
----------------------------------                Officer (Principal Executive, Financial and Accounting
                  Jane Zhang                      Officer)

                       *                        Director
----------------------------------
              Christine O'Connor

                       *                        Director
----------------------------------
               Trevor Carmichael

                       *                        Director
----------------------------------
                 Robert Bowden

Authorized Representative in the United States:

            /s/  DENNIS P. MCKENNA
----------------------------------
               Dennis P. McKenna
     Chairman of the Board, President and
    Chief Executive Officer, ChipPAC, Inc.

*The undersigned, by signing his name hereto, does hereby sign and execute this Amendment No. 3 to the registration statement on behalf of the above named officers and directors of ChipPAC (Barbados) Ltd.
 pursuant to the Power of Attorney executed by such officer and/or director and filed herewith.

            /s/  DENNIS P. MCKENNA
----------------------------------
               Dennis P. McKenna
               Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the ChipPAC Korea Company Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ichon-Shi, Kyungai-Do, Korea, on January 15, 2002.


                                          CHIPPAC KOREA COMPANY LTD.

                                                             *
                                          By: _______________________________
                                                     Byeong-Kyuck Sohn
                                              President and Managing Director

                                    * * * *


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the indicated capacities on January 15, 2002.



                  Signatures                                             Capacity
                  ----------                                             --------

                       *                        Director, President and Managing Director (Principal
----------------------------------                Executive Officer)
               Byeong-Kyuck Sohn

                       *                        Chief Financial Officer (Principal Financial and Accounting
----------------------------------                Officer)
                 Dong Woo Lee

            /s/  DENNIS P. MCKENNA              Director
----------------------------------
               Dennis P. McKenna

Authorized Representative in the United States:

            /s/  DENNIS P. MCKENNA
----------------------------------
               Dennis P. McKenna
     Chairman of the Board, President and
    Chief Executive Officer, ChipPAC, Inc.

*The undersigned, by signing his name hereto, does hereby sign and execute this Amendment No. 3 to the registration statement on behalf of the above named officers and directors of ChipPAC Korea Company Ltd.
 pursuant to the Power of Attorney executed by such officer and/or director and filed herewith.

            /s/  DENNIS P. MCKENNA
----------------------------------
               Dennis P. McKenna
               Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, ChipPAC Luxembourg S.a.R.L. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg, on January 15, 2002.


                                          CHIPPAC LUXEMBOURG S.A.R.L.

                                                             *
                                          By: _______________________________
                                                        Johan Dejans
                                                     Corporate Manager

                                    * * * *


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the indicated capacities on January 15, 2002.



                   Signatures                                             Capacity
                   ----------                                             --------

                       *                          Corporate Manager (Co-Principal Executive, Financial and
----------------------------------                  Accounting Officer and Director
                 Johan Dejans

                       *                          Corporate Manager (Co-Principal Executive, Financial and
----------------------------------                  Accounting Officer and Director
                Gilles Jacquet

                       *                          Corporate Manager (Co-Principal Executive, Financial and
----------------------------------                  Accounting Officer and Director
                Richard Parsons

 Authorized Representative in the United States:.

            /s/  DENNIS P. MCKENNA
----------------------------------
               Dennis P. McKenna
     Chairman of the Board, President and
    Chief Executive Officer, ChipPAC, Inc.

*The undersigned, by signing his name hereto, does hereby sign and execute this Amendment No. 3 to the registration statement on behalf of the above named officers and directors of ChipPAC Luxembourg S.a.R.L.
 pursuant to the Power of Attorney executed by such officer and/or director and filed herewith.

            /s/  DENNIS P. MCKENNA
----------------------------------
               Dennis P. McKenna
               Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, ChipPAC Liquidity Management Hungary Limited Liability Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Budapest, Hungary on January 15, 2002.


                                          CHIPPAC LIQUIDITY MANAGEMENT HUNGARY
                                            LIMITED LIABILITY COMPANY

                                                 /s/  MICHAEL G. POTTER
                                          By: _______________________________
                                                     Michael G. Potter
                                                     Managing Director

                                    * * * *


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the indicated capacities on January 15, 2002.


                  Signatures                                          Capacity
                  ----------                                          --------

            /s/  MICHAEL G. POTTER              Managing Director (Principal Executive, Financial and
----------------------------------                Accounting Officer)
               Michael G. Potter

              /s/  JOZSEF VERESS                Managing Director
----------------------------------
                 Jozsef Veress

               /s/  LAJOS ZELKO                 Managing Director
----------------------------------
                  Lajos Zelko

Authorized Representative in the United States:

            /s/  DENNIS P. MCKENNA
----------------------------------
               Dennis P. McKenna
     Chairman of the Board, President and
    Chief Executive Officer, ChipPAC, Inc.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, ChipPAC Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tortola, British Virgin Islands, on January 15, 2002.


                                          CHIPPAC LIMITED

                                                    /s/  JANE ZHANG
                                          By: _______________________________
                                                         Jane Zhang
                                             President, Chief Executive Officer
                                                and Chief Financial Officer

                                    * * * *


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the indicated capacities on January 15, 2002.


                  Signatures                                            Capacity
                  ----------                                            --------

                /s/  JANE ZHANG                 President, Chief Executive Officer and Chief Financial
----------------------------------                Officer (Principal Executive, Financial and Accounting
                  Jane Zhang                      Officer)

                 /s/  P.J. KIM                  Director
----------------------------------
                   P.J. Kim

            /s/  PATRICIA H. MCCALL             Director
----------------------------------
              Patricia H. McCall

             /s/  RICHARD PARSONS               Director
----------------------------------
                Richard Parsons

Authorized Representative in the United States:

            /s/  DENNIS P. MCKENNA
----------------------------------
               Dennis P. McKenna
     Chairman of the Board, President and
    Chief Executive Officer, ChipPAC, Inc.


                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, ChipPAC Malaysia Sdn. Bhd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kuala Lumpur, Malaysia, on January 15, 2002.


                                          CHIPPAC MALAYSIA SDN. BHD.

                                                   /s/  TEH CHIN BIN
                                          By: _______________________________
                                                        Teh Chin Bin
                                              President and Managing Director

                                    * * * *


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the indicated capacities on January 15, 2002.


                  Signatures                                             Capacity
                  ----------                                             --------

           /S/  TEH CHIN BIN                    President and Managing Director (Principal Executive
----------------------------------                Officer)
                 Teh Chin Bin


       /s/  KWONG CHOONG VAI                    Chief Financial Officer (Principal Financial and Accounting
----------------------------------                Officer)
               Kwong Choong Vai


           /s/  LEE SOO NAM                     Director
----------------------------------
                  Lee Soo Nam


       /s/  DENNIS P. MCKENNA                   Director
----------------------------------
               Dennis P. McKenna


Authorized Representative in the United States:

            /s/  DENNIS P. MCKENNA
----------------------------------
               Dennis P. McKenna
     Chairman of the Board, President and
    Chief Executive Officer, ChipPAC, Inc.

                                 EXHIBIT INDEX


Number                                                    Description
------                                                    -----------
  2.1  Amended and Restated Agreement and Plan of Merger of ChipPAC, Inc., a California corporation, and
       ChipPAC, Inc., a Delaware corporation.**

  2.2  Agreement and Plan of Recapitalization and Merger, dated as of March 13, 1999, by and among Hyundai
       Electronics Industries Co., Ltd., Hyundai Electronics America, ChipPAC, Inc. and ChipPAC Merger Corp.*

  2.3  First Amendment to Agreement and Plan of Recapitalization and Merger, dated as of June 16, 1999, by and among Hyundai Electronics Industries Co., Ltd., Hyundai Electronics America, ChipPAC, Inc. and ChipPAC
       Merger Corp.*

  2.4  Second Amendment to Agreement and Plan of Recapitalization and Merger, dated as of August 5, 1999, by and among Hyundai Electronics Industries Co., Ltd., Hyundai Electronics America, ChipPAC, Inc. and ChipPAC
       Merger Corp.*

  4.1  Purchase Agreement, dated as of June 22, 2001, by and among ChipPAC International Company Limited and
       Citicorp Capital Investors, Limited.***

  4.2  Indenture, dated as of July 29, 1999, by and among ChipPAC International Limited, ChipPAC Merger Corp. and
       Firstar Bank of Minnesota, N.A., as trustee.*

  4.3  First Supplemental Indenture, dated as of August 5, 1999, by and among ChipPAC International Company
       Limited, ChipPAC, Inc. and Firstar Bank of Minnesota, N.A., as trustee.*

  4.4  Form of 12- 3/4% Senior Subordinated Notes Due 2009.*

  4.5  Subsidiary Guaranty Agreement, dated as of August 5, 1999, by and among ChipPAC Korea Company Ltd.,
       ChipPAC Limited, ChipPAC (Barbados) Ltd., ChipPAC Luxembourg S.a.R.L., ChipPAC Liquidity
       Management Hungary Limited Liability Company and ChipPAC International Company Limited, in favor of
       Credit Suisse First Boston Corp. and executed October 12, 2001 by ChipPAC Malaysia Sdn. Bhd.+

  4.6  Registration Rights Agreement, dated June 22, 2001, by and between ChipPAC International Company Limited and Citicorp Capital Investors Limited.+

  4.7  Subsidiary Guaranty Agreement, dated as of October 12, 2001, by ChipPAC Malaysia Sdn. Bhd. in favor of U.S.
       Bank, N.A.+

  5.1  Opinion of Kirkland & Ellis.+

 10.1  Credit Agreement, dated as of August 5, 1999, as amended and restated as of June 30, 2000, by and among
       ChipPAC International Company Limited, ChipPAC, Inc., the Lenders listed therein and Credit Suisse First Boston, as Administrative Agent, Sole Lead Manager and Collateral Agent (incorporated by reference to Exhibit 10.1 to the
       Company's registration statement on Form S-4 (No. 333-91641)).

 10.2  Guaranty, dated as of August 5, 1999, by and among ChipPAC, Inc. and certain subsidiaries of ChipPAC, Inc., in favor of Credit Suisse First Boston (incorporated by reference to Exhibit 10.2 to the Company's registration statement on Form S-4 (No. 333-91641)).

 10.3  Amendment No. 1 to Amended and Restated Credit Agreement, dated as of March 13, 2001 by and among
       ChipPAC International Company Limited, ChipPAC, Inc., the Lenders listed therein and Credit Suisse First Boston, as Administrative Agent, Sole Lead Manager and Collateral Agent (incorporated by reference to Exhibit 10.1 to the
       Company's quarterly report on Form 10-Q for the period ended June 30, 2001 (No. 000-31173)).

 10.4  Amendment No. 2 to Amended and Restated Credit Agreement, as amended, dated as of December 31, 2001 by and among ChipPAC International Company Limited, ChipPAC, Inc., the Lenders listed therein and Credit
       Suisse First Boston, as Administrative Agent, Sole Lead Manager and Collateral Agent (incorporated by reference to Exhibit 10.1 to the Company's quarterly report on Form 10-Q for the period ended June 30, 2001
       (No. 000-31173)).

 10.5  Amendment No. 3 to Amended and Restated Credit Agreement, as amended, dated as of December 31, 2001 by and among ChipPAC International Company Limited, ChipPAC, Inc., the Lenders listed therein and Credit
       Suisse First Boston, as Administrative Agent, Sole Lead Manager and Collateral Agent (incorporated by reference to Exhibit 10.1 to the Company's current report on Form 8-K (No. 000-31173)).

Number                                         Description
------                                         -----------

 12.1  Statement Regarding Computation of Ratio of Earnings to Fixed Charges.+

 23.1  Consent of Kirkland & Ellis (included in Exhibit 5.1).+

 23.2  Consent of PricewaterhouseCoopers LLP.

 24.1  Power of Attorney of Robert Bowden.+

 24.2  Power of Attorney of Trevor A. Carmichael.+

 24.3  Power of Attorney of Christine O'Connor.+

 24.4  Power of Attorney of Johan Dejans and Gilles Jacquet.+

 24.5  Power of Attorney for Richard Parsons.+

 24.6  Power of Attorney of Byeong Kyuck Sohn.+

 24.7  Power of Attorney for Dong Woo Lee.+

 24.8  Power of Attorney for Jane Zhang.+

 25.1  Statement of Eligibility on Form T-1 of Firstar Bank, N.A. as trustee, under the Indenture.+

--------
  * Incorporated by reference to the Company's registration statement on Form S-4 (No. 333-91641).
 ** Incorporated by reference to the Company's registration statement on Form
    S-1 (No. 333-39428).
*** Incorporated by reference to the Company's quarterly report on Form 10-Q for the period ended June 30, 2001.
  + Previously filed.

                                      2